UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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COUNTRYWIDE FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4500 Park Granada
Calabasas, California 91302

April 28, 2006

Dear Stockholder:

On behalf of the Board of Directors, I would like to cordially invite you to attend the 2006 Annual Meeting of Stockholders of Countrywide Financial Corporation. The meeting will be held on Wednesday, June 14, 2006, at 10:00 a.m., Pacific Time, in the Learning Center Auditorium of our corporate headquarters, located at 4500 Park Granada, Calabasas, California 91302. The formal notice and proxy statement for this meeting are attached to this letter.

It is important that you vote your shares as soon as possible. If you hold your shares as a stockholder of record, you may vote by using one of the following methods:

(i)    by telephone,

(ii)   via the Internet, or

(iii)    by mail,

as instructed on the enclosed proxy card, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but voting now will assure that your vote is counted if you are unable to attend.

If you own your shares through a brokerage account or in another nominee form, please follow the instructions provided on the enclosed voting instruction form. If you plan to attend the Annual Meeting and vote in person, you must obtain a proxy from your broker or nominee and bring that proxy to the Annual Meeting.

Your vote is important, regardless of the number of shares you own.

On behalf of the Board of Directors, I thank you for your participation and cooperation. We look forward to seeing you on June 14.

Sincerely,

ANGELO R. MOZILO
Chairman of the Board

4500 Park Granada
Calabasas, California 91302

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Pacific Time, on Wednesday, June 14, 2006.
Place:	Learning Center Auditorium, Countrywide Financial Corporation, Corporate Headquarters, 4500 Park Granada, Calabasas, California 91302.
Items of Business:	(1) To elect four (4) Class I Directors to serve on our Board of Directors for a term expiring at the 2009 Annual Meeting of Stockholders;
(2) To approve the adoption of our 2006 Equity Incentive Plan;
(3) To ratify the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

(4)   To consider a stockholder proposal, if properly presented, urging our Board of Directors to adopt a policy that our stockholders be given an opportunity to annually approve the report of our Compensation Committee; and

(5) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.
Record Date:	Stockholders of record at the close of business on April 17, 2006 are entitled to notice of, and to vote at, the 2006 Annual Meeting and any adjournment or adjournments thereof.
Attending in Person (for those who are not stockholders of record):	If you plan to attend the 2006 Annual Meeting and vote in person, you must obtain a proxy from your broker or nominee and bring that proxy to the 2006 Annual Meeting.
Proxy Voting:

Whether or not you plan on attending the 2006 Annual Meeting, we encourage you to vote as soon as possible using one of three convenient methods: (i) by calling the toll-free number described in these voting materials; (ii) by accessing the Internet site described in these voting materials; or (iii) by signing, dating and returning the proxy card in the enclosed postage-paid envelope. By voting your shares promptly, you will save your company the expense of further proxy solicitation.

By Order of the Board of Directors,

SUSAN E. BOW
Secretary

Dated: April 28, 2006

APPENDIX A — Categorical Board Independence Standards
APPENDIX B — Audit and Ethics Committee Charter
APPENDIX C — 2006 Equity Incentive Plan

i

4500 Park Granada
Calabasas, California 91302

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 14, 2006

INTRODUCTION

We are sending this proxy statement to stockholders of Countrywide Financial Corporation, a Delaware corporation (the “Company,” “we” or “us”), in connection with the solicitation by our Board of Directors of proxies to be voted at our 2006 Annual Meeting of Stockholders (the “Meeting”) to be held in the Learning Center Auditorium of our corporate headquarters, located at 4500 Park Granada, Calabasas, California 91302, on Wednesday, June 14, 2006, at 10:00 a.m., Pacific Time, and at any adjournment or adjournments thereof. We are first mailing to stockholders the Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying form of proxy on or about Friday, April 28, 2006.

In this proxy statement we refer to our Board of Directors as the “Board of Directors” or the “Board.” When we refer to our fiscal year, we mean the twelve-month period ending December 31 of the stated year (for example, Fiscal 2005 is January 1, 2005 through December 31, 2005).

QUESTIONS AND ANSWERS ON VOTING, PROXIES AND ATTENDANCE

What am I voting on?

You will be entitled to vote on the following proposals at the Meeting:

•       The election of four (4) Class I Directors to serve on our Board for a term expiring at the 2009 Annual Meeting of Stockholders;

•       The approval of the adoption of our 2006 Equity Incentive Plan;

•       The ratification of the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•       A stockholder proposal, if properly presented, urging our Board of Directors to adopt a policy that our stockholders be given an opportunity to annually approve the report of our Compensation Committee.

Who is entitled to vote?

The Board has set April 17, 2006 as the record date for the Meeting (the “Record Date”). If you were the owner of our common stock, par value $0.05 per share (the “Common Stock”), at the close of business on the Record Date, you may vote at the Meeting. Each stockholder of record on the Record Date is entitled to notice of, and to vote at, the Meeting and at any adjournment or adjournments thereof. You are entitled to one vote on each proposal for each share of our Common Stock you held on the Record Date.

How many shares must be present to hold the meeting?

On the Record Date, there were 605,972,889 shares of our Common Stock issued and outstanding and, therefore, entitled to vote at the Meeting. The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if you:

•       are present and vote in person at the Meeting; or

•       have properly submitted a proxy card or voted by telephone or over the Internet.

How do I vote my shares?

If you are a stockholder of record, you may vote by using one of the following methods:

(i)    by mail,

(ii)   by telephone,

(iii) over the Internet, or

(iv)  in person at the Meeting,

as instructed on the enclosed proxy card. Voting now will assure that your vote is counted.

Whether you vote (i) by mail; (ii) by telephone; (iii) over the Internet; or (iv) at the Meeting, the proxies identified on the back of the enclosed proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If no instructions are marked on the proxy card, the shares will be voted as recommended by the Board in this proxy statement.

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

How do I vote if my shares are held in the Countrywide Financial Corporation 401(k) Savings and Investment Plan?

If you hold any shares in the Countrywide Financial Corporation 401(k) Savings and Investment Plan, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received by June 9, 2006 or the shares attributable to your account under the Countrywide Financial Corporation 401(k) Savings and Investment Plan will not be voted.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or the Internet, vote once for each proxy card you receive.

How do I vote my shares in person at the Meeting?

If you are a stockholder of record, to vote your shares at the Meeting you should bring the enclosed proxy card and proof of identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote by proxy card, telephone or the Internet, so your vote will be counted if you later decide not to attend the Meeting.

If you are a participant in the Countrywide Financial Corporation 401(k) Savings and Investment Plan, you may submit a proxy vote as described above, but you may not vote the shares attributable to your account under the Countrywide Financial Corporation 401(k) Savings and Investment Plan in person at the Meeting.

How many votes are required to approve each proposal?

The election of each director requires the affirmative “FOR” vote of a plurality of the shares present at the Meeting and entitled to vote on the election of such director. Approval of any other proposal requires the affirmative “FOR” vote of a majority of the shares present at the Meeting and entitled to vote on the proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has the same effect as a vote against those directors.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Shares that constitute “broker non-votes” will be counted as present at the Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. This effectively reduces the number of shares needed to approve the proposal, making it more likely that the proposal will be approved.

Who will count the vote?

Representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board recommend that I vote?

The Board recommends that you vote your shares as follows:

•       FOR the election of four (4) Class I Directors to serve on our Board for a term expiring at the 2009 Annual Meeting;

•       FOR the approval of our 2006 Equity Incentive Plan;

•       FOR the ratification of the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•       AGAINST the stockholder proposal, if properly presented, urging our Board to adopt a policy that our stockholders be given an opportunity to annually approve the report of our Compensation Committee.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares:

•       FOR the election of four (4) Class I Directors to serve on our Board for a term expiring at the 2009 Annual Meeting;

•       FOR the approval of our 2006 Equity Incentive Plan;

•       FOR the ratification of the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•       AGAINST the stockholder proposal, if properly presented, urging our Board to adopt a policy that our stockholders be given an opportunity to annually approve the report of our Compensation Committee.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at 4500 Park Granada, MS CH-11B, Calabasas, California 91302, (ii) delivering a duly executed proxy bearing a later date (including proxy by telephone or over the Internet), or (iii) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from the broker or nominee and bring that proxy to the Meeting.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Meeting. If you hold your shares in “street name,” you also will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the Meeting by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

What does it cost the Company to solicit proxy materials?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of 2006 Annual Meeting of Stockholders, this proxy statement and the proxy card or voting instruction form. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of our Common Stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates. In addition, we have retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $9,000 plus reimbursement of expenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen, and the Board has currently fixed the number of directors at fourteen. The Company currently has fourteen directors. Directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board each year.

The terms of the current Class I Directors, Kathleen Brown, Jeffrey M. Cunningham, Ben M. Enis, Edwin Heller and Robert T. Parry will expire at the Meeting. Each of Messrs. Cunningham and Parry and Ms. Brown has been nominated for election as a Class I Director for a new term that will expire at the 2009 Annual Meeting. Martin R. Melone, who is currently a Class II Director with a term expiring at the 2007 Annual Meeting, has also been nominated for election as a Class I Director. Messrs. Enis and Heller, currently Class I Directors, are retiring from the Board effective upon the election of their successors. Mr. Enis, age 64, has been a Director since 1984. Mr. Heller, age 76, has been a Director since 1993.

Each Director will be elected by a plurality of the votes cast at the Meeting. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy card to vote for the nominees listed below. In the event that any nominee becomes unavailable for any reason, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee. The Board does not anticipate that any nominee will become unavailable, but if a nominee becomes unavailable, the proxies will be voted for the remainder of those nominated.

The nominees for election and the incumbent Directors whose terms of office will continue after the Meeting have provided the following information about themselves.

The Board recommends that the stockholders vote FOR each of the four nominees named below. Proxies will be voted FOR the election of the four nominees unless otherwise specified.

Nominees for Election—Term Expiring 2009 (Class I)
Kathleen Brown

Age 60, Director since 2005.   Ms. Brown is the head of West Coast Municipal Finance at Goldman Sachs & Co. Ms. Brown has held other positions at Goldman since she joined that firm in 2001, including Senior Private Wealth Management Advisor. From 1991 to 1995, she served as Treasurer of the State of California. In addition, she has served as co-chair of the Presidential Commission on Capital Budgeting and as a member of the Los Angeles Unified School District board of directors. Ms. Brown was also an attorney with O’Melveny & Myers, LLP and was President of the Private Bank in the Investment Management Group at Bank of America. She currently serves on the board of directors of the Los Angeles Chamber of Commerce and the California Endowment, and formerly served on the boards of directors of the Children’s Hospital of Los Angeles and the California Women’s Foundation. She was recommended to the Corporate Governance and Nominating Committee for nomination as a Director by a non-management Director.

Jeffrey M. Cunningham

Age 53, Director since 1998.   Mr. Cunningham is the founder and Chairman of New England Ventures, LLC, an advisory and investment firm with interests in media and technology, and Chief Executive Officer of Directorship Services LLC, a publishing company. Previously he served as Managing Director of Schroders International Finance Fund; president of CMGI, Inc., an Internet incubator; publisher of Forbes Magazine; and head of sales and marketing at Business Week Magazine. He currently serves on the boards of directors of Sapient Corporation, a leading IT consultant, and TheStreet.com, an online publishing company, and formerly served on the boards of directors of Data General, Pagenet, Schindler Holdings, and Genuity. He also serves on several private company boards of directors, including Newsmax Magazine and Quigo.com, and serves as a trustee for the Center for Strategic and International Studies and the Middle East Institute.

Martin R. Melone

Age 64, Director since 2003.   Mr. Melone is a retired Partner of Ernst & Young LLP, effective June 2003, where he was responsible for global clients in a wide range of industries. He became a partner of that firm in 1975. Mr. Melone previously was a director of Parsons E&C Corporation. He currently serves on the boards of directors of Internet Brands, Inc., an operator of media and e-commerce sites, and the Public Counsel Law Center and as trustee of the California Science Center Foundation. Mr. Melone is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Robert T. Parry

Age 66, Director since 2004.   Mr. Parry is the retired President and Chief Executive Officer, effective May 2004, of the Federal Reserve Bank of San Francisco. He had served in such capacity since February 1986. Mr. Parry is a director and member of the Executive Committee of the San Francisco Bay Area Council of the Boy Scouts of America. He currently serves on the boards of directors of Janus Capital Group, Inc., PACCAR, Inc., the National Bureau of Economic Research, and Countrywide Bank, N.A.

Incumbent Directors—Term Expiring 2007 (Class II)
Henry G. Cisneros

Age 58, Director since 2001.   Mr. Cisneros is the founder and Chairman of CityView America, a joint venture to build affordable homes in metropolitan areas. From 2000 to 2005, he was founder and Chairman of American CityVista, a joint venture with KB Home. From January 1997 to August 2000, he was President, Chief Operating Officer and a director of Univision Communications Inc., a Spanish language television network. From 1993 to 1997, he served as Secretary of Housing and Urban Development under President Clinton. He also served as Mayor of the City of San Antonio, Texas, from 1981 to 1989. Mr. Cisneros previously served on the board of directors of KB Home. He currently serves on the boards of directors of CityView America, New America Alliance and the San Antonio Hispanic Chamber of Commerce. He is also a member of the Board of Trustees of The Enterprise Foundation and an honorary life director of the National Civic League.

Robert J. Donato

Age 66, Director since 1993.   Mr. Donato has been the President of Donato Financial Services since December 2004. From October 1997 to November 2004, Mr. Donato was employed as the Executive Vice President, Los Angeles Branch, of UBS Financial Services, Inc. and from January 1997 through September 1997, he was the President of Freedom Advisors, Inc., an investment advisor company. Prior thereto, Mr. Donato held the position of Executive Vice President, Director of Regional Institutional Sales for PaineWebber, Incorporated. Mr. Donato previously served on the boards of directors of Countrywide Mortgage Investments, Inc. (now IndyMac Bancorp, Inc.), Paine Webber Development Corp. and the Juvenile Diabetes Research Foundation. He is an honorary member of the Board of Visitors of the Graziadio Graduate School of Business and Management at Pepperdine University.

Michael E. Dougherty

Age 65, Director since 1998.   Mr. Dougherty is the founder and Chairman of Dougherty Financial Group LLC, which was formed in 1977. He also controls and operates several asset management, securities and commercial lending businesses, including Galway Bay Investments, Dougherty Management Company, Inc., Segall Bryant & Hamill, Lakeside Investment Partners LLC, The Clifton Group Investment Management Company, Turnstone Group, LLC, and Dougherty Funding LLC. Mr. Dougherty was the Chairman of the Public Securities Association in 1991 and 1992, and he previously served on the board of directors of Countrywide Bank, N.A. He served as a director of Definity Health Corporation until November 2004, when that company was acquired by United Health Group. He currently serves as Chairman of Allina Hospitals and Clinics. Mr. Dougherty is also a trustee of the University of St. Thomas in St. Paul, Minnesota, and a director of University of Minnesota Physicians Group and Eleos, Inc.

Harley W. Snyder

Age 73, Director since 1991.   Mr. Snyder has been the President of HSC, Inc., a real estate development company, since 1972, and President of S-W Corporation, a land development company, since 1978. Mr. Snyder, a consultant and private investor in real estate, is also currently a managing member of Parke & Assoc., LLC, a real estate development company, a managing partner of Reason Bell Properties, LLC, a commercial property management company, and a managing member of South Coast, LLC and HS Air, LLC. From April 1997 to February 2000, he served as Senior Vice President, Real Estate, of Whiteco Industries, Inc., a company engaged in outdoor advertising, family entertainment, hotels and restaurants, land development and construction. Mr. Snyder previously served on the board of directors of Countrywide Mortgage Investments, Inc. (now IndyMac Bancorp, Inc.). Mr. Snyder was President of the National Association of Realtors in 1983 and has served as a director of that organization since 1972. He currently serves on the boards of directors of Porter County Community Foundation, South Coast Conservancy District and the Northwestern Indiana Regional Development Authority and serves on the Board of Trustees of Valparaiso University.

Incumbent Directors—Term Expiring 2008 (Class III)
Angelo R. Mozilo

Age 67, Director since 1969.   Mr. Mozilo is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Mozilo is a co-founder of the Company and has been Chairman of the Board of the Company since March 1999 and Chief Executive Officer of the Company since February 1998. Prior to his present position, he was President of the Company from March 2000 through December 2003 and served in other executive capacities since the Company’s formation in March 1969. Mr. Mozilo was the 1991-1992 President of the Mortgage Bankers Association of America and also served on its board of directors. He currently serves on the boards of directors of the Harvard Kennedy School Joint Center for Housing Studies, the National Housing Endowment and Home Depot, Inc. He is also a member of the Board of Trustees at both Fordham University and Gonzaga University.

Stanford L. Kurland

Age 53, Director since 1999.   Mr. Kurland is the President and Chief Operating Officer of the Company. Mr. Kurland was elected as the President of the Company in January 2004 and has been the Chief Operating Officer of the Company since 1988. Mr. Kurland has served in a number of other executive positions at the Company, including Executive Managing Director from 2000 to 2003 and Senior Managing Director from 1989 to 2000. Mr. Kurland is also the Chairman and Chief Executive Officer of the Company’s principal operating subsidiary, Countrywide Home Loans, Inc. He currently serves on the board of directors of Mortgage Electronic Registration Systems, Inc. and is a member of the Residential Board of Governors of the Mortgage Bankers Association of America, the Board of Visitors of the UCLA Anderson School of Management and the National Advisory Council of Fannie Mae.

Oscar P. Robertson

Age 67, Director since 2000.   Mr. Robertson is the President and Chief Executive Officer of ORSolutions, LLC, a holding company, and Orchem Corporation, a manufacturer of specialty chemicals. He is also President and Chief Executive Officer of OR Document Management Services, LLC, a document management provider, and OR Group, Inc., a holding company. Mr. Robertson is also General Partner of Oscar Robertson Media Ventures, a media publications firm. Mr. Robertson currently serves on the Board of Trustees of the Lupus Foundation of America, and he is an honorary spokesperson for the National Kidney Foundation. From 1960 to 1974, Mr. Robertson was a professional basketball player, and he was inducted into the National Basketball Hall of Fame in 1979.

Keith P. Russell

Age 60, Director since 2003.   Mr. Russell has been the President of Russell Financial, Inc., a strategic and financial consulting firm, since 2001. From 1996 to 2001, he was Chairman of Mellon West where he established, expanded and oversaw Mellon’s West Coast operations and, from 1991 to 1996, he was Vice-Chairman and Chief Risk Officer of Mellon Financial Corporation. Prior to these positions, Mr. Russell served as President and Chief Operating Officer of Glendale Federal Bank. Mr. Russell has served on the board of directors of Countrywide Bank, N.A. since August 2002 and he is also on the boards of directors of Nationwide Health Properties and Sunstone Hotel Investors, Inc. Mr. Russell currently serves on the Advisory Board of Forrest Binkley and Brown Capital Partners, a venture capital firm, and is a member of the Board of Visitors of the UCLA Anderson School of Management.

CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines

The Board is governed by Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Guidelines may be found on the Company’s website at www.countrywide.com and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•       Lead Director—The independent members of the Board select a Lead Director. The Lead Director chairs the executive sessions of the non-employee and independent Directors, consults with the Chairman of the Board concerning the agenda for Board meetings and performs such other duties as the independent Directors might designate. The current Lead Director is Michael E. Dougherty. Stockholders and interested parties may communicate with Mr. Dougherty in his capacity as Lead Director by following the procedure described below under the heading “Communicating with the Board.”

•       Executive Sessions—The Company’s non-employee Directors meet at regularly scheduled executive sessions on at least a quarterly basis. The Lead Director presides over these executive sessions, which are attended only by the non-employee Directors.

•       Board Evaluation—The Board has instituted an annual evaluation process that is led by the Corporate Governance and Nominating Committee. This evaluation focuses on the role and effectiveness of the Board and its committees. As part of this evaluation process, each committee performs an assessment of its effectiveness.

•       Director Education Programs—The Company provides an orientation program for each new Director that includes meetings with members of the Company’s management. Directors are encouraged to attend seminars covering topics that relate to directors of publicly traded companies.

•       Retirement Age—The Board has established a mandatory retirement age of 75. A Director may, however, be nominated for election even though he or she will reach the age of 75 during the next term.

•       Access to Management—The Company affords its Directors full and unrestricted access to the Company’s management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results.

•       Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit and Ethics Committee has the sole authority to retain and terminate independent accountants. The Compensation Committee has the sole authority to engage any outside consultant to be used to assist it in the evaluation of Director and senior executive compensation. The Corporate Governance and Nominating Committee has the sole authority to retain search firms to be used to identify candidates for directors.

Board Independence

Mr. Mozilo, the Company’s Chairman and Chief Executive Officer, and Mr. Kurland, the Company’s President and Chief Operating Officer, are the Directors who also serve the Company in a management capacity. Ms. Brown is head of West Coast Municipal Finance for Goldman Sachs & Co., which, together with its subsidiaries and affiliates (“Goldman”), provides a significant amount of financing to, and performs advisory and other services for, the Company.

The Board has determined that each of the current Directors, except for Ms. Brown, as a result of her position with Goldman, and Messrs. Mozilo and Kurland, as a result of their management positions, has no material relationship with the Company and is independent in accordance with the independence standards of the NYSE and within the meaning of the Company’s Categorical Board Independence Standards. The Company’s Categorical Board Independence Standards are attached hereto as Appendix A and are available on the Company’s website at www.countrywide.com.

Board Committees and Charters

In 2005, the Board of Directors restructured certain board committees, to more closely align the Board’s oversight with the Company’s operational structure. As presently constituted, the Board’s committees are: Audit and Ethics Committee, Compensation Committee, Corporate Governance and Nominating Committee, Credit Committee, Finance Committee and Operations and Public Policy Committee.

Under long-standing policy of the Board, each of the Board’s committees operates under its own written charter. All committee charters are available on the Company’s website at www.countrywide.com and are available in print upon written request to the Company’s Secretary.

Code of Business Ethics

The Company has adopted a Code of Business Ethics that applies to all of the Company’s employees, officers and directors, including its principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Code of Business Ethics may be found on the Company’s website at www.countrywide.com and is available in print upon written request to the Company’s Secretary. The Company will disclose on its website if there are ever any amendments to its Code of Business Ethics or if any waivers to its Code of Business Ethics are granted to the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. There were no waivers of the Code of Business Ethics during Fiscal 2005.

Audit and Ethics Committee

The Audit and Ethics Committee currently consists of four Directors. The Board has determined that each member of the Audit and Ethics Committee meets the independence requirements of the NYSE’s listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Audit and Ethics Committee operates under a written charter that is attached hereto as Appendix B, is available on the Company’s website at www.countrywide.com and is available in print upon request to the Company’s Secretary. The charter specifies the scope of the Audit and Ethics Committee’s responsibilities and how it is to carry out those responsibilities.

The Board has determined that Audit and Ethics Committee members Mr. Melone and Mr. Russell are audit committee financial experts, as defined by Item 401 of Regulation S-K. The Board has also determined that each of the Audit and Ethics Committee members is financially literate under the NYSE’s listing standards.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2005, the following individuals served as members of the Compensation Committee: Michael E. Dougherty, Jeffrey M. Cunningham, Edwin Heller, Robert T. Parry, Oscar Robertson and Harley W. Snyder. None of these individuals has ever served as an officer or employee of the Company or any of its subsidiaries.

Nomination of Directors

The Board has a Corporate Governance and Nominating Committee and has determined that each member of this Committee is independent and meets the independence requirements of the NYSE’s listing standards. The Corporate Governance and Nominating Committee operates under a written charter that is available on the Company’s website at www.countrywide.com and is available in print upon request to the Company’s Secretary.

Directors may be nominated by the Board or by stockholders in accordance with the Bylaws of the Company. As a matter of course, the Corporate Governance and Nominating Committee reviews the qualifications of potential nominees to determine whether they might make good candidates for consideration for membership on the Board. The Corporate Governance and Nominating Committee will review all proposed nominees for the Board, including those proposed by stockholders in accordance with its charter and the Company’s Corporate Governance Guidelines. This review will include an evaluation of the person’s judgment, experience, independence and understanding of the Company’s business and industry or other related industries, as well as any other factors the Corporate Governance and Nominating Committee determines are relevant to the needs of the Board and the Company. The Board believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee will select qualified candidates and review its recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

The Company has not previously paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

For a stockholder to submit a candidate for consideration by the Corporate Governance and Nominating Committee, a stockholder must notify the Company’s Secretary. In addition, the Company’s Bylaws permit a stockholder to nominate directors for election at a stockholder meeting, provided the stockholder notifies the Company’s Secretary not less than sixty days and not more than ninety days prior to the date scheduled for such meeting, except as otherwise set forth in the Company’s Bylaws. Notices should be sent to the attention of: Secretary, Countrywide Financial Corporation, 4500 Park Granada, MS CH-11B, Calabasas, CA 91302. Whether submitting a candidate for consideration or nominating a director for election, in either case the stockholder must set forth the following information in the notice:

•       the name, age, business address and residence address of the proposed nominee;

•       the principal occupation or employment of the proposed nominee;

•       the class and number of shares of the Company’s equity securities which are Beneficially Owned (as defined in the Company’s Bylaws) by the proposed nominee on the date of the stockholder notice;

•       any other information relating to the proposed nominee that would be required to be disclosed pursuant to Regulation 13D of the Exchange Act in connection with the acquisition of shares and, pursuant to Regulation 14A under the Exchange Act, in connection with the solicitations of proxies with respect to nominees for election as directors, regardless of whether the proposed nominee is subject to the provisions of such regulations;

•       any other information the stockholder believes is relevant concerning the proposed nominee;

•       a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•       whether the proposed nominee is only being submitted for consideration by the Corporate Governance and Nominating Committee or is actually being nominated for election as a director at the upcoming stockholder meeting;

•       the name and address, as they appear on the Company’s books, of the stockholder who is submitting the notice and any other stockholder who is a record or Beneficial Owner of any equity securities of the Company and who is known by the submitting stockholder to be supporting the proposed nominee;

•       the class and number of shares of the Company’s equity securities which are Beneficially Owned and owned of record by the submitting stockholder on the date of the stockholder notice and the number of shares of the Company’s equity securities Beneficially Owned and owned of record by any person known by the submitting stockholder to be supporting the proposed nominee on the date of the stockholder notice;

•       a description of all arrangements or understandings between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which such stockholder’s nomination is being made;

•       if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

•       if applicable, any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Communicating with the Board

Stockholders and interested parties may communicate directly with the members of the Board of Directors, including the Lead Director. All communications should be directed to the Company’s Secretary at: Secretary, Countrywide Financial Corporation, 4500 Park Granada, MS CH-11B, Calabasas, California 91302 and should prominently indicate on the outside of the envelope that it is intended for a member of the Board of Directors. Each communication intended for the Board, other than certain communications (e.g., commercial solicitations), and received by the Secretary will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will be opened for the purpose of ensuring that matters are handled timely and expeditiously.

Attendance by Members of the Board at the 2006 Annual Meeting of Stockholders

The Company encourages each member of the Board to attend the annual meeting of stockholders. All Directors attended the 2005 Annual Meeting of Stockholders and intend to be present for the Meeting.

BOARD AND COMMITTEE MEETINGS

During Fiscal 2005, the Board held fourteen meetings, nine of which were telephonic. In addition, separate committee meetings were held by the Audit and Ethics, Corporate Governance and Nominating, Compensation, Finance, Credit, and Operations and Public Policy Committees. The primary purposes of each committee are described below.

During Fiscal 2005, each Board member, other than Ms. Brown, serving on committees was independent in accordance with the independence standards of the NYSE and the Company’s Categorical Board Independence Standards. Each member of the Board attended 75% or more of the meetings held during Fiscal 2005 by the Board and the committees on which he or she served while he or she was a Director, with the exception of Mr. Robertson, who attended 71% of Board meetings and 67% of Compensation Committee meetings, and Ms. Brown, who attended 67% of the Finance Committee meetings.

Current Board Committees

Audit and Ethics Committee

Members:	Martin R. Melone (Chair)	Robert J. Donato
	Henry G. Cisneros	Keith P. Russell
2005 Meeting Frequency:	21

The primary function of the Audit and Ethics Committee is to assist the Board in overseeing the integrity of the Company’s financial statements and the financial and other information reporting processes of the Company; the Company’s compliance with legal and regulatory requirements; the independent auditor’s selection, qualifications, performance and independence; the Company’s internal audit function and the performance thereof, and the Company’s system of internal controls; the Company’s Code of Business Ethics; and the Company’s audit, ethics, compliance and accounting processes generally. The Committee consults with and reviews the reports and recommendations of the Company’s independent accountants and reports thereon to the Board, meets with the Company’s internal auditors to review policy and procedural matters and meets with management on financial matters.

Corporate Governance and Nominating Committee

Members:	Harley W. Snyder (Chair)	Ben M. Enis
	Michael E. Dougherty	Edwin Heller
2005 Meeting Frequency:	8

The purpose of the Corporate Governance and Nominating Committee, formerly known as the Nominating and Governance Committee, is to identify individuals qualified to become members of the Board consistent with criteria approved by the Board; select, or recommend that the Board select, director nominees for election; advise the Board with respect to the organization of the Board and its committees; develop and recommend to the Board corporate governance principles; and oversee the annual evaluation of the Board and its committees.

Compensation Committee

Members:	Michael E. Dougherty (Chair)	Edwin Heller
	Jeffrey M. Cunningham	Harley W. Snyder
2005 Meeting Frequency:	8

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Company’s Directors, executives and employees. The responsibilities of this Committee include succession planning and related recommendations to the Board.

Credit Committee

Members:	Keith P. Russell (Chair)	Ben M. Enis
	Kathleen Brown	Oscar P. Robertson
	Jeffrey M. Cunningham
2005 Meeting Frequency:	2

The Credit Committee, established in its current form in June 2005, assists the Board of Directors in fulfilling its oversight responsibilities relating to the credit objectives, policies, controls, procedures and activities of the Company, including the review of the Company’s credit exposures, credit limits, loss reserve methodology, loss mitigation and loss reserve positions.

Finance Committee

Members:	Robert J. Donato (Chair)	Martin R. Melone
	Kathleen Brown	Robert T. Parry
2005 Meeting Frequency:	6

The purpose of the Finance Committee, established in its current form in June 2005, is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the financial objectives, policies, procedures and activities of the Company, including the review of the Company’s capital structure, source of funds, liquidity and financial position.

Operations and Public Policy Committee

Members:	Robert T. Parry (Chair)	Jeffrey M. Cunningham
	Henry G. Cisneros	Oscar P. Robertson
2005 Meeting Frequency:	3

The purpose of the Operations and Public Policy Committee, established in June 2005, is to assist the Board of Directors in fulfilling its responsibilities to oversee: (i) the Company’s operational objectives, policies, procedures and activities including its public affairs, community affairs and public policy objectives; (ii) operational risk matters, from whatever source; (iii) technology and technology security risk matters; (iv) reputational risk matters, from whatever source; and (v) matters relating to responsible lending, fair lending and the Company’s community lending programs.

Former Board Committees

Strategic Planning Committee (dissolved)

Previous Members:	Robert T. Parry (Chair)	Oscar P. Robertson
	Ben M. Enis
2005 Meeting Frequency:	2

The purpose of the former Strategic Planning Committee was to review the Company’s strategic planning process and overall strategic plan, including the business foundation, priority objectives and goals and significant factors affecting or influencing the strategic plan; approve and, if deemed appropriate based on the Committee’s review, recommend the strategic plan to the Board; receive periodic updates regarding the implementation of the strategic plan and report, when appropriate, to the Board on these updates; and review and make recommendations to the Board regarding management proposals concerning significant changes in the business operations, new and/or discontinued lines of business, asset or stock purchases, sale transactions, mergers and other combinations. In June 2005, these responsibilities were assumed by the full Board.

Technology and Information Security Committee (dissolved)

Previous Members:	Jeffrey M. Cunningham (Chair)	Harley W. Snyder
	Ben M. Enis
2005 Meeting Frequency:	2

The purpose of the former Technology and Information Security Committee was to provide strategic oversight of the Company’s development and use of technology and information security policies. In June 2005, the responsibilities of this Committee were assumed by the newly constituted Operations and Public Policy Committee described above.

Finance and Credit Committee (dissolved)

Previous Members:	Robert J. Donato (Chair)	Jeffrey M. Cunningham
	Kathleen Brown	Ben M. Enis
2005 Meeting Frequency:	4

The purpose of the former Finance and Credit Committee was to assist the Board in fulfilling its oversight responsibilities relating to the financial and credit objectives, policies, procedures and activities of the Company, including the review of the Company’s capital structure, source of funds, liquidity and financial position. In June 2005, the responsibilities of this Committee were divided between a separate Credit Committee and Finance Committee.

Community Affairs and Responsible Lending Committee (dissolved)

Previous Members:	Oscar P. Robertson (Chair)	Robert J. Donato
	Kathleen Brown
2005 Meeting Frequency:	1

The purpose of the former Community Affairs and Responsible Lending Committee was to review major legislative, judicial and regulatory trends and their anticipated effect on the Company’s operations as they relate to community affairs and responsible lending issues; review and provide oversight regarding the Company’s governmental and industry affairs initiatives related to community affairs and responsible lending issues; review and provide oversight regarding the Company’s House America and other community lending initiatives and related programs; review and provide oversight regarding the Company’s strategic philanthropy initiatives; and review and provide oversight regarding the Company’s fair lending plan, monitoring programs and other initiatives. In June 2005, the responsibilities of this Committee were assumed by the newly constituted Operations and Public Policy Committee described above.

STOCK DIVIDENDS

The Company effected stock splits in the form of stock dividends to its stockholders on the dates and in the amounts indicated below:

Date	Amount
December 17, 2003	4-for-3
April 12, 2004	3-for-2
August 30, 2004	2-for-1

For the purposes of consistency and clarity, all equity ownership information reported in this proxy statement, including numbers, amounts, prices and percentages, has been adjusted to give effect to all stock dividends.

DIRECTOR COMPENSATION AND BENEFITS

Compensation of Directors

The compensation program for our non-employee Directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our Common Stock or stock equivalents in order to further align the interests of the Directors with all other stockholders of the Company and to motivate the Directors to focus on the long-term financial interests of the Company. Directors who are Company employees are not paid any fees for serving on the Board or for attending Board meetings.

Each non-employee Director receives an annual retainer fee of $70,000 (payable quarterly in arrears for each month during which he or she serves as a Director of the Company unless otherwise deferred) for serving on the Board and any of its committees. Effective September 27, 2005, the Compensation Committee approved an amendment to the Company’s 2003 Non-Employee Directors’ Fee Plan to provide for an additional annual retainer fee to be paid to the Lead Director. Such fee is currently set at $25,000 (which may be paid in the form of restricted stock). Each non-employee Director also receives a fee of $1,500 for each Board meeting attended in person and $750 for each telephonic Board meeting attended. All non-employee Directors are entitled to reimbursement for expenses incurred in attending meetings of the Board and its committees. In addition, the Chairperson of each committee receives $7,500 per year for serving as Chairperson.

Under the Company’s 2003 Non-Employee Directors’ Fee Plan, each Director also receives, on an annual basis, shares of restricted stock with an aggregate value equal to $220,000 based on the fair market value (the average of the high and low share price) on the date of grant. Restrictions on such restricted stock lapse upon the earlier of (i) the business day immediately preceding the first anniversary of the grant, (ii) such director’s death or disability, (iii) a change in control of the Company, or (iv) the date such director becomes a Director Emeritus.

Pursuant to the 2003 Non-Employee Directors’ Fee Plan, each non-employee Director may elect to defer all or part of his or her director’s fees in the form of cash or stock units and may also elect to defer all or part of his or her restricted stock awards in the form of restricted stock units. In each case any deferral is made to a predetermined date. Directors’ fees and restricted stock deferred as stock units and restricted stock units earn dividend equivalents, which are paid in the form of additional stock units and restricted stock units, at the same time and in the same amount as dividends are paid on the Common Stock. Under this plan, in respect of Fiscal 2005, Ms. Brown and Messrs. Cunningham, Dougherty, and Robertson have elected to defer some or all of their directors’ fees. As of December 31, 2005, the account balances for each non-employee Director under the plan are for Ms. Brown, $293,458, Mr. Cunningham, $1,049,097, Mr. Donato, $1,231,810, Mr. Dougherty, $1,142,535, Mr. Heller, $474,135, Mr. Parry, $232,856, Mr. Robertson, $403,990 and Mr. Snyder $815,038. There is no trust associated with this plan. Participants are unsecured creditors of the Company in respect of amounts deferred.

Additionally, each non-employee Director may elect to participate in the Company’s group health plans consisting of medical and dental benefits (the “Health Plans”). Messrs. Cisneros, Cunningham, Donato, Enis and Russell participate in the Health Plans. The annual cost to the Company for each participating director, net of premium payments made by the director, is $9,313, $9,375, $6,033, $5,970 and $5,704, respectively.

Each Director may participate in the Company’s Charitable Award Program (“CAP”), which is designed to recognize the value in supporting worthy, qualified charities and to enhance the Company’s ability to attract and retain Directors with outstanding experience and ability. After having served five years as a Director of the Company, and upon the earlier of (i) the tenth anniversary of the Director’s retirement or (ii) the Director’s death, the Company may contribute to a qualified charity selected by such

Director and approved by the Company $1,000,000 on behalf of such Director and $2,000,000 on behalf of the Chairman and co-founder, Angelo R. Mozilo, with such contributions to be made over a ten-year period. The CAP, which vests ratably over five years of service, is funded by life insurance policies on directors, and the program is not intended to result in a substantial cost to the Company. Directors derive no direct financial benefit from the CAP since all charitable deductions accrue solely to the Company. The Company may terminate the CAP at any time.

The Company has established a Directors Matching Gift Program in which the Company will match, dollar for dollar, up to a maximum total amount per non-executive director of $10,000 annually, qualifying charitable donations. The Directors’ Matching Gift Program is part of the Company’s Strategic Philanthropy mission reflecting the long-standing reputation of the executives and employees of the Company for giving back to the communities in which they live and work. During Fiscal 2005, $65,025 was paid out under the Directors’ Matching Gift Program as follows:

Director	Matching Contribution
Jeffrey M. Cunningham	$10,000
Robert J. Donato	10,000
Michael E. Dougherty	10,000
Martin R. Melone	10,000
Robert T. Parry	10,000
Keith P. Russell	10,000
Harley W. Snyder	5,025

Non-Employee Director Compensation

The following is a summary of the compensation earned by our Directors during 2005:

Name	Total	Fees Earned or Paid in Cash		Stock Awards(1)		All Other Compensation(2)
Kathleen Brown	$276,836	$62,250	(3)	$214,586		—
Henry G. Cisneros	297,336	82,750		214,586		—
Jeffrey M. Cunningham	301,836	87,250	(3)	214,586		—
Robert J. Donato	305,586	91,000		214,586		—
Michael E. Dougherty	319,878	105,292	(3)	214,586		—
Ben M. Enis	298,836	84,250		214,586		—
Edwin Heller	304,650	84,250		214,586		$5,814	(4)
Martin R. Melone	306,336	91,750		214,586		—
Robert T. Parry	320,170	105,584	(5)	214,586	(6)	—
Oscar P. Robertson	299,586	85,000	(3)	214,586		—
Keith P. Russell	401,528	151,834	(5)	249,694	(6)	—
Harley W. Snyder	318,517	91,750		214,586		12,181	(4)

(1)          The aggregate value of the restricted stock grant is being reported using the closing price on the April 1, 2005 grant date, which was $31.80. However, pursuant to the Company’s amended and restated Non-Employee Directors’ Fee Plan, each non-employee Director is entitled to receive, on an annual basis, shares of restricted stock with an aggregate value equal to $220,000 based on the fair market value (average of the high and low share price) on the date of grant. Such fair market value was $32.60 on April 1, 2005 resulting in a total restricted stock award of 6,748 shares per non-employee Director.

(2)          Excludes the Company’s contribution to charitable organizations under the Directors’ Matching Gift Program.

(3)          Ms. Brown and Mr. Cunningham elected to defer 100% of their cash compensation into the stock unit account that allows for the purchase of whole shares. This deferral resulted in fractional shares, which were not deferred but were instead paid to the Directors in cash. Messrs. Dougherty and Robertson elected to defer 100% and 90%, respectively, of their cash compensation into a deferred cash account.

(4)          Expenses relating to spousal travel coinciding with board meeting attendance.

(5)          These fees include the $63,834 and $13,834, respectively, of additional cash compensation Messrs. Russell and Parry received as directors of Countrywide Bank, N.A. in Fiscal 2005. A portion of these fees were paid pursuant to the Countrywide Bank, N.A. Non-Employee Directors’ Fee Plan, which was adopted on October 27, 2005 and which provides for the following directors’ fees: annual retainer fee of $50,000; per meeting attendance fee of $1,500 ($1,000 for telephonic meetings); committee chairperson retainer fee of $5,000; and annual restricted stock awards of $56,000.

(6)          On April 1, 2005, the non-employee directors of Countrywide Bank, N.A. received shares of restricted stock with an aggregate value equal to $36,000 based on the fair market value (average of the high and low share price) on the date of grant. As the fair market value was $32.60 per share on April 1, 2005, each such Director received a restricted stock award of 1,104 shares. Mr. Russell received this award, but since Mr. Parry became a director of Countrywide Bank, N.A. on September 7, 2005, he was not eligible for the April 1, 2005 restricted stock grant.

Director Emeritus

Under its Director Emeritus Plan, the Company maintains the position of Director Emeritus for non-employee Directors who have retired from the Board after a minimum of three years of service. Each such individual who agrees to provide up to five hours per month of advisory and consulting services to the Company and its subsidiaries, as the Board may determine, and to attend meetings as requested by the Board, may serve as Director Emeritus for life. Further, each Director Emeritus is required to refrain from entering into an employment or consulting agreement with, or from supplying any information or materials to, any competitor of the Company or its subsidiaries throughout his or her participation in the Plan.

The Company’s Director Emeritus Plan further provides that (i) the stock options granted to the Director Emeritus during his or her tenure as a Director continue to vest as provided under the Company’s applicable equity incentive plans, (ii) the shares of restricted stock granted to a Director Emeritus during his or her tenure as a director automatically vest upon such director becoming a Director Emeritus, (iii) a Director Emeritus is entitled to participate in the Company’s health plans, and (iv) a Director Emeritus, who, upon request by the Board, attends a Board meeting, is entitled to a payment in an amount not less than the then-current per meeting fee payable to non-employee Directors for attending Board meetings plus expenses incurred in connection with such attendance.

In connection with her retirement from the Board in 2004, Gwendolyn S. King was invited to become a Director Emeritus. Upon her acceptance, Ms. King became eligible for the benefits available under the Director Emeritus Program including participation in CAP. Prior to August 2000, each Director Emeritus received compensation paid on a monthly basis for the life of the individual in an amount based on the number of years of service as a director and the amount of director’s fees paid to him during the last month of service as a Director prior to his retirement. In August 2000, the Board adopted a resolution discontinuing payment of this monthly compensation to any person who becomes a Director Emeritus following the date of the adoption of the resolution. The Company, however, continued to make such payments in the amount of $2,246 per month to Jack L. Bruckner, who retired from the Board in July 1994. Mr. Bruckner received a total of $17,967 in 2005. No further payments were made under this plan subsequent to Mr. Bruckner’s death in August 2005.

EXECUTIVE OFFICERS

The executive officers of the Company, as of the date of this proxy statement, selected at the annual organizational meeting of the Board of Directors held on June 15, 2005, or subsequently appointed, to serve until their successor has been elected and qualified or until their earlier resignation or removal, are as follows:

Name	Age	Office	Employed Since
Angelo R. Mozilo	67	Chairman of the Board and Chief Executive Officer	1969
Stanford L. Kurland	53	President and Chief Operating Officer	1979
David Sambol	46	Executive Managing Director, Business Segment Operations	1985
Carlos M. Garcia	50	Executive Managing Director, Banking and Insurance	1984
Eric P. Sieracki	49	Executive Managing Director and Chief Financial Officer	1988
James Furash	46	Senior Managing Director, President and Chief Executive Officer of Countrywide Bank, N.A.	2001
Marshall Gates	54	Senior Managing Director and Chief Administrative Officer	1988
Andrew Gissinger III	46	Senior Managing Director and Chief Production Officer, Countrywide Home Loans	1995
Ranjit M. Kripalani	46	Senior Managing Director and President, Capital Markets	1998
Anne D. McCallion	51	Senior Managing Director and Chief of Financial Operations and Planning	1991
Laura K. Milleman	45	Senior Managing Director and Chief Accounting Officer	1989
Sandor E. Samuels	53	Senior Managing Director, Chief Legal Officer and Assistant Secretary	1990
Jack W. Schakett	54	Senior Managing Director, Enterprise Operations and Technology	1998
Jeffrey K. Speakes	54	Senior Managing Director and Chief Economist	1992

Angelo R. Mozilo, a co-founder of the Company, has served the Company as its Chairman of the Board since March 1999 and its Chief Executive Officer since February 1998. Mr. Mozilo was President of the Company from March 2000 through December 2003 and served in other executive capacities from the Company’s formation in March 1969 through March 1999.

Stanford L. Kurland joined the Company as a Senior Vice President in 1979. He served the Company in various executive capacities until July 2000, when he was appointed Executive Managing Director and Chief Operating Officer. Mr. Kurland was promoted to President and Chief Operating Officer in January 2004. In addition, he has served on the Board of Directors of the Company since September 1999.

David Sambol joined the Company in 1985 and became a Managing Director in July 1994. He has served the Company in a number of executive positions, including Senior Managing Director and Chief of Production. In January 2004, Mr. Sambol was elected Executive Managing Director and Chief of Mortgage Banking and Capital Markets. He currently holds the title Executive Managing Director, Business Segment Operations. Mr. Sambol is also the President and Chief Operating Officer of the Company’s principal operating subsidiary, Countrywide Home Loans, Inc.

Carlos M. Garcia joined the Company as Vice President, Finance in 1984 and was promoted to Managing Director in 1990. Mr. Garcia has served the Company in several executive positions, including Chief Financial Officer, and he currently holds the title of Executive Managing Director, Banking and Insurance.

Eric P. Sieracki joined the Company in 1988 as Senior Vice President of Countrywide Asset Management Corp. In 1996, after holding several executive positions at the Company, he was promoted to Managing Director. Mr. Sieracki held the title of Senior Managing Director, Investor Relations and Corporate Development prior to his promotion to Executive Managing Director and Chief Financial Officer in April 2005.

James Furash joined the Company in 2001 as President and Chief Executive Officer of Treasury Bank, N.A. and was promoted to Managing Director, President and Chief Executive Officer of Treasury Bank, N.A. in 2003. Mr. Furash currently holds the title of Senior Managing Director, President and Chief Executive Officer of Countrywide Bank, N.A.

Marshall Gates joined the Company in 1988 as Senior Vice President. Mr. Gates served in a number of key executive positions prior to his promotion to Managing Director in 1990. He currently holds the title of Senior Managing Director and Chief Administrative Officer.

Andrew Gissinger III originally joined the Company in 1995 as Senior Vice President, Correspondent Lending Division, and left in 1997. After returning to the Company in January 2001, he served in a number of executive positions before being promoted to Senior Managing Director, Banking and Insurance Operations. He currently holds the title of Senior Managing Director and Chief Production Officer, Countrywide Home Loans.

Ranjit M. Kripalani joined the Company as Executive Vice President, National Sales Manager of Countrywide Securities Corporation in 1998. He held a number of executive positions before being promoted to Managing Director and President of Countrywide Securities Corporation in 2001. He currently serves as Senior Managing Director and President, Capital Markets.

Anne D. McCallion joined the Company in 1991 and has served in a number of executive positions. Ms. McCallion was promoted to Managing Director in September 1997 and, in April 2003, she was elected Senior Managing Director, Operations. She currently holds the title of Senior Managing Director and Chief of Financial Operations and Planning.

Laura K. Milleman joined the Company in 1989 as Budget Director. Having served in a number of executive positions, Ms. Milleman was appointed Executive Vice President and Chief Accounting Officer in July 1999. In June 2002, Ms. Milleman was promoted to Managing Director and Chief Accounting Officer. She currently holds the title of Senior Managing Director and Chief Accounting Officer.

Sandor E. Samuels joined the Company in 1990 as Senior Vice President, General Counsel and Secretary. He was promoted to Managing Director, Legal, General Counsel and Secretary in April 1991. He currently holds the title of Senior Managing Director, Chief Legal Officer and Assistant Secretary.

Jack W. Schakett joined the Company as Senior Vice President, Chief Operating Officer in 1998. After having held a number of executive positions, Mr. Schakett was promoted to Managing Director & Chief

Operating Officer, Institutional Mortgage Services Group in 2002. He currently serves as Senior Managing Director, Enterprise Operations and Technology.

Jeffrey K. Speakes joined the Company in 1992 and was promoted to Managing Director in September 1996. He has served the Company in a number of executive positions and currently holds the title of Senior Managing Director and Chief Economist.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows, with respect to each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock as of December 31, 2005, except as noted, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through April 17, 2006: (i) the number of shares of the Common Stock so owned and (ii) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of December 31, 2005).

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Barclays Global Investors, NA(1)	55,647,934	9.31%
45 Fremont Street
San Francisco, CA 94105
Legg Mason Capital Management, Inc.(2)	37,606,681	6.29
100 Light Street
Baltimore, Maryland 21202
Wellington Management Company, LLP(3)	34,050,156	5.69
75 State Street
Boston, Massachusetts 02109
Marsico Capital Management, LLC(4)	31,876,890	5.3
1200 17th Street, Suite 1600
Denver, Colorado 80202
Putnam, LLC(5)	31,548,241	5.3
One Post Office Square
Boston, Massachusetts 02109

(1)          As reported in a Schedule 13G filed with the SEC on January 26, 2006 by Barclays Global Investors, NA, a bank (“BGI”), Barclays Global Fund Advisors, an investment adviser (“BGFA”), Barclays Global Investors, Ltd., a bank (“BGIL”), and Barclays Global Investors Japan Trust and Banking Company Limited, a bank (“BGIJ”). In the Schedule 13G, the Barclays reporting entities do not affirm the existence of a group and state that their shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. The Barclays reporting entities disclosed that, taken as a whole, they have sole voting power as to 49,000,356 shares and sole dispositive power as to 55,647,934 shares. The respective Barclays reporting entities disclosed voting and dispositive power as follows: BGI, sole voting power as to 38,854,370 shares and sole dispositive power as to 44,955,311 shares; BGFA, sole voting power as to 2,714,095 shares and sole dispositive power as to 2,739,297 shares; BGIL, sole voting power as to 6,914,356 shares and sole dispositive power as to 7,435,791 shares; and BGIJ, sole voting and dispositive power as to 517,535 shares.

(2)          As reported in a Schedule 13G filed with the SEC on February 14, 2006 by Legg Mason Capital Management, Inc. (“LMCM”), Legg Mason Funds Management, Inc. (“LMFM”) and Legg Mason Focus Capital, Inc. (“LMFC”), a group in accordance with the Securities Exchange Act of 1934. The Legg Mason group members disclosed that they are investment advisors that manage various accounts that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The Legg Mason group members reported voting and dispositive power as follows: LMCM, shared voting and dispositive power as to 31,769,958 shares; LMFM, shared voting and dispositive power as to 5,761,600 shares; and LMFC, shared voting and dispositive power as to 75,123 shares.

(3)          As reported in an Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2006 by Wellington Management Company, LLP, an investment adviser (“Wellington”). Wellington reported, as of December 30, 2005, that it may be deemed to beneficially own the shares shown that are held of record by its clients who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Wellington had shared dispositive power as to 34,050,156 shares and shared voting power as to 23,796,662 shares.

(4)          As reported in an Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2006 by Marsico Capital Management, LLC, an investment adviser (“Marsico”). Marsico reported that it had sole dispositive power as to 31,876,890 shares and sole voting power as to 26,740,313 shares.

(5)          As reported in a Schedule 13G filed with the SEC on February 10, 2006 by Putnam, LLC (d/b/a Putnam Investment, “PI”), on behalf of itself and Marsh & McLennan Companies, Inc. (“M&MC”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). The Putnam reporting entities disclosed that PI, a wholly owned subsidiary of M&MC, wholly owns PIM, which is the investment adviser to the Putnam family of mutual funds, and wholly owns PAC, which is the investment adviser to Putnam’s institutional clients. The Putnam reporting entities disclosed voting and dispositive power as follows: PI, shared voting power as to 2,678,923 shares and shared dispositive power as to 31,548,241 shares; PIM, shared voting power as to 812,725 shares and shared dispositive power as to 27,337,287 shares; and PAC, shared voting power as to 1,866,198 shares and shared dispositive power as to 4,210,954 shares. No shares were reported as owned by M&MC. M&MC and PI disclaimed beneficial ownership and voting and dispositive power of any securities covered by the Schedule 13G.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the number of shares of our Common Stock beneficially owned as of April 5, 2006 (except for shares held in the Company’s 401(k) plan, which are as of December 31, 2005) by each of the Company’s Directors, the Company’s Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2005 (the “named executive officers”), and all directors and executive officers as a group. Unless otherwise indicated, beneficial ownership numbers represent shares over which the beneficial owner has sole voting and dispositive power.

Name or Number of Persons in Group	Number of Shares Owned(1)		Exercisable Stock Options(2)	Total	Percent of Class(3)
Named Executive Officers
Angelo R. Mozilo	1,286,617	(4)	10,163,967	11,450,584	1.86%
Carlos M. Garcia	769,205		1,238,201	2,007,406
Ranjit M. Kripalani	13,329		174,713	188,042
Stanford L. Kurland	624,249	(5)	5,549,681	6,173,930	1.01
David Sambol	65,485		2,068,419	2,133,904
Non-Employee Directors
Kathleen Brown	15,190		—	15,190
Henry G. Cisneros	23,691		74,332	98,023
Jeffrey M. Cunningham	132,365		50,072	182,437
Robert J. Donato	148,889		242,214	391,103
Michael E. Dougherty	79,889		307,674	387,563
Ben M. Enis	284,009		—	284,009
Edwin Heller	27,893		107,882	135,775
Martin R. Melone	23,685	(6)	—	23,685
Robert T. Parry	16,405		—	16,405
Oscar P. Robertson	176,089		—	176,089
Keith P. Russell	22,725		—	22,725
Harley W. Snyder	202,489		—	202,489
All Directors and executive officers as a group (26 persons)	4,385,177		23,162,864	27,548,041	4.38

(1)          Includes the following:  for Mr. Mozilo, 90,000 restricted stock units; for Mr. Kripalani, 5,732 shares of restricted stock; for Ms. Brown, 6,035 shares of restricted stock; for Mr. Cisneros, 6,035 shares of restricted stock; for Mr. Cunningham, 6,035 shares of restricted stock; for Mr. Donato, 6,035 shares of restricted stock; for Mr. Dougherty, 6,035 shares of restricted stock; for Mr. Enis, 6,035 shares of restricted stock; for Mr. Heller, 6,035 shares of restricted stock; for Mr. Melone, 6,035 shares of restricted stock; for Mr. Parry, 7,571 shares of restricted stock; for Mr. Robertson, 6,035 shares of restricted stock; for Mr. Russell, 7,571 shares of restricted stock; and for Mr. Snyder, 6,035 shares of restricted stock.

(2)          Represents shares subject to stock options that were exercisable on or before April 5, 2006 or will become exercisable within 60 days of April 5, 2006.

(3)          Percentage information is omitted for individuals who own less than one percent of the outstanding shares of the Common Stock and shares deemed outstanding due to exercisable options. There were 605,159,286 shares of our Common Stock outstanding at the close of business on April 5, 2006.

(4)          Includes 2,892 shares owned by Phyllis Mozilo, wife of Mr. Mozilo, as to which Mr. Mozilo disclaims beneficial ownership. Mr. Mozilo shares voting and dispositive power with respect to 478,518 shares held by the Mozilo Living Trust.

(5)          Includes 11,998 shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims beneficial ownership and as to which he shares voting and dispositive power, 28,320 shares owned by Mr. Kurland’s children, as to which Mr. Kurland disclaims beneficial ownership, 46,875 shares held in the Stanford Kurland 2005 Trust, and 46,875 shares held in the Sheila Kurland 2005 Trust as to which Mr. Kurland shares voting and dispositive power with his wife.

(6)          Includes 17,650 shares held in the Melone Family Trust as to which Mr. Melone shares voting and dispositive power with his wife.

Equity Compensation Plan Information

The following table shows aggregate information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity Compensation Plans Approved by Security Holders	58,424,402	$20.06	23,113,125
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	58,424,402	$20.06	23,113,125

(1)          The Company’s 2000 Equity Incentive Plan also provides for awards of restricted stock. Of the securities available for issuance under this plan, 4,645,461 shares of the Common Stock were available for issuance in the form of restricted stock.

The following table shows aggregate information as of April 3, 2006 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity Compensation Plans Approved by Security Holders	69,169,612	$23.62	9,134,965
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	69,169,612	$23.62	9,134,965

(1)          The average remaining contractual life is 5.16 years. No outstanding options or stock appreciation rights provide the holder with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award. There are, however, 808,370 shares of restricted stock and restricted stock units outstanding as of April 3, 2006 that have the right to receive dividend payments or dividend equivalent payments. Except as otherwise permitted by the Compensation Committee, awards are not transferable except as designated by the participant by will, by laws of descent and distribution, or pursuant to a qualified domestic relations order. The Compensation Committee has the discretion to permit other transfers, provided that such transfers shall be limited to immediate family members, trusts and partnerships established for the primary benefit of such family members or to charities and, provided that such transfers are not made for consideration to the participant.

(2)          The Company’s 2000 Equity Incentive Plan also provides for awards of restricted stock. Of the securities available for issuance under this plan, 4,331,793 shares of the Common Stock were available for issuance in the form of restricted stock or restricted stock units, which are the only full value shares available under the 2000 Equity Incentive Plan.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities in respect of the years indicated.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	Stock Options	Compensation
Position	Year (1)	($)(2)	($)(2)(3)	($)(4)	($)(5)	(#)(6)	($)(7)
Angelo R. Mozilo	2005	$2,666,667	$19,557,361	$346,518	$—	1,400,000	$379,796
Chairman of the	2004	2,466,667	17,273,290	271,459	2,880,900	1,400,000	349,782
Board and Chief	2003	2,266,667	19,890,455	325,297	1,127,228	2,000,002	316,292
Executive Officer
Stanford L. Kurland	2005	1,481,667	7,875,000	121,992	—	978,317	117,099
President and Chief	2004	1,390,000	7,875,000	334,585	—	1,425,000	102,829
Operating Officer	2003	1,123,340	7,875,000	171,377	554,413	2,100,002	61,066
David Sambol	2005	983,333	5,250,000	97,842	—	657,282	32,851
Executive Managing	2004	900,000	5,250,000	293,454	—	1,065,000	27,058
Director, Business	2003	735,917	5,250,000	90,542	369,609	1,400,004	27,583
Segment Operations
Carlos M. Garcia	2005	787,500	2,879,000	35,670	—	129,450	43,644
Executive Managing	2004	647,917	2,000,000	42,211	—	131,432	42,604
Director, Banking and Insurance	2003	547,917	1,500,000	40,749	—	240,000	33,289
Ranjit M. Kripalani	2005	543,750	4,584,366	30,153	—	80,906	11,426
Senior Managing Director and President, Capital Markets

(1)             Amounts shown represent the compensation earned in the applicable fiscal year. Information is not shown for Mr. Kripalani for Fiscal 2004 and Fiscal 2003 as he was not determined to be an executive officer until 2005.

(2)             Amounts shown for the indicated period have not been reduced by amounts deferred at the election of the named executive officers pursuant to the Company’s 401(k) plan or the Countrywide Financial Corporation Executive Deferred Compensation Plan.

(3)             Amounts shown represent the dollar value of the bonuses earned by the named executive officers during the indicated period, whether or not paid in such period.

(4)             Other Annual Compensation consists of the following:

	Year	Mr. Mozilo	Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
Paid Tax and Investment Advice	2005	$29,750	$21,250	$10,243	$10,243	$8,181
	2004	24,076	16,660	9,881	9,881
	2003	23,375	16,171	9,563	9,563
Personal Use of Company Aircraft and
Related Gross-Up Payments(*)	2005	230,452	42,240	42,919	—	—
	2004	155,542	55,541	25,283	—
	2003	78,192	73,903	29,784	—
Executive Physical	2005	—	—	2,507	—	—
	2004	—	—	5,297	—
	2003	—	—	1,036	—
Interest Accrued on the Deferred
Compensation Accounts that exceed
120% of the Applicable Federal Rate	2005	19,374	13,383	6,333	1,031	—
	2004	33,442	16,780	8,918	7,536
	2003	101,523	48,384	13,940	7,174

(*)    The related gross-up payments are $80,658 for Mr. Mozilo, $14,784 for Mr. Kurland and $15,022 for Mr. Sambol. Personal aircraft usage was valued using a methodology derived from the Standard Industry Fare Level rules promulgated by the United States Internal Revenue Service. Alternatively, the value of personal aircraft usage may be calculated by reference to the cost of chartering a comparable aircraft, which results in the following values:

Year	Mr. Mozilo	Mr. Kurland	Mr. Sambol
2005	$45,100	$85,800	$164,450
2004	174,900	128,700	102,850
2003	34,650	124,300	22,000

Other Annual Compensation also consists of the following amounts relating to the use of country club memberships, a significant portion of which was for business purposes:

Year	Mr. Mozilo	Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
2005	$40,282	$22,830	$8,901	—	$21,972
2004	31,249	221,978	215,927	—
2003	95,135	7,533	7,426	—

Other Annual Compensation also consists of the following amounts relating to the use of automobiles, a significant portion of which was for business purposes:

Year	Mr. Mozilo	Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
2005	$26,660	$22,289	$26,939	$24,396	—
2004	27,150	23,626	28,148	24,794
2003	27,072	25,386	28,793	24,012

(5)    Dollar amounts shown in this column equal the number of shares of restricted stock awarded multiplied by the closing price of the Common Stock on the date of grant, net of any consideration paid by the named executive officer. As of December 31, 2005, the number and value of restricted stock holdings were as follows: 170,002 ($5,812,368) for Mr. Mozilo; 13,116 ($448,436) for Mr. Kurland; 8,744 ($298,957) for Mr. Sambol; and 10,503 ($359,098) for Mr. Kripalani. For Mr. Mozilo, the restricted stock granted in 2003 vested on February 28, 2006 and the restricted stock granted in 2004 will vest on December 31, 2006, provided that Mr. Mozilo is an employee on such date. For Messrs. Kurland and Sambol, the restricted stock granted vests ratably over three years. Dividends are paid quarterly on the restricted shares reported in this column.

(6)    Amounts shown represent the number of option shares granted during the applicable period.

(7)    Amounts shown for All Other Compensation consist of the following:

	Year	Mr. Mozilo	Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
Company contribution to 401(k) Plan	2005	$6,300	$6,300	$6,300	$6,300	$6,300
	2004	6,150	6,150	6,150	6,150
	2003	6,000	6,000	6,000	6,000
Company contribution to deferred compensation account	2005	370,000	104,250	22,500	32,396	—
	2004	340,000	84,250	16,835	27,396
	2003	306,250	52,297	15,152	24,861
Company paid life insurance premiums	2005	—	3,780	1,995	2,520	2,888
	2004	—	9,660	2,017	6,630
	2003	—	—	4,375	—
Executive Supplemental Disability Plan	2005	3,496	2,769	2,056	2,428	2,238
	2004	3,632	2,769	2,056	2,428
	2003	4,042	2,769	2,056	2,428

The following table sets forth information on the stock options granted to the named executive officers in Fiscal 2005.

Stock Option Grants in Fiscal 2005

	Number of	Individual Grants
	Securities	% of Total
	Underlying	Options Granted	Exercise
	Options	to Employees	Price	Expiration	Grant Date
Name	Granted(1)	in Fiscal 2005(2)	($/Share)(3)	Date	Present Value(4)
Angelo R. Mozilo	1,400,000	10.42%	$32.60	4/01/2015	$18,360,300
Stanford L. Kurland	978,317	7.28	32.60	4/01/2010	9,609,030
David Sambol	657,282	4.89	32.60	4/01/2010	6,455,824
Carlos M. Garcia	129,450	0.96	32.60	4/01/2010	1,271,458
Ranjit M. Kripalani	80,906	0.60	32.60	4/01/2010	794,659

(1)          All options granted on April 1, 2005 were immediately exercisable.

(2)          The total of stock options granted to employees in 2005 was 13,431,370.

(3)          The exercise price is not less than the market value of the Common Stock on the date of grant.

(4)          The present value of each option grant to a named executive officer is estimated on the date of grant using the Black-Scholes option-pricing model. Other than with respect to Mr. Mozilo’s options, the assumptions used in the model for options granted on April 1, 2005 are: expected volatility of 32.50%; risk-free interest rate of 4.12%; dividend yield of 1.70%; and an expected life of 5 years. The assumptions used in the model for Mr. Mozilo’s options granted on April 1, 2005 are: expected volatility of 32.50%; risk-free interest rate of 4.45%; dividend yield of 1.70%; and an expected life of 10 years. No discounting was done to account for non-transferability or vesting. The actual value, if any, a named executive officer may realize from the options granted to him will depend on the excess of the stock price over the exercise price on the date the option is exercised. For purposes of determining the aggregate expense associated with all of its stock options for financial reporting purposes, the Company determines the fair value of its stock options using a variant of the Black-Scholes model that takes into account the expected term of the options based on the historical exercise experience of its employees. This alternate method is discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The following table sets forth information on stock option exercises by named executive officers during Fiscal 2005 and outstanding options and their value at December 31, 2005. Value is calculated as the excess of the fair market value of the Common Stock over the exercise price of the options at the exercise date or December 31, 2005, as applicable.

Option Exercises in Fiscal 2005 and December 31, 2005 Option Values

			Number of
	Number of		Shares Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired on	Value	at December 31, 2005		at December 31, 2005
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Angelo R. Mozilo	4,069,442	$119,024,772	10,228,133	1,600,001	$204,024,200	$14,121,332
Stanford L. Kurland	479,276	13,735,161	4,792,131	2,004,750	76,740,529	22,391,792
David Sambol	389,220	8,814,467	1,496,968	1,413,554	11,189,097	15,150,988
Carlos M. Garcia	263,000	8,082,466	1,152,828	208,060	24,067,195	2,365,304
Ranjit M. Kripalani	43,994	1,032,044	119,305	108,611	358,309	1,199,049

(1)          All of the open-market transactions during Fiscal 2005 by Messrs. Mozilo, Kurland, Sambol and Garcia were pursuant to 10b5-1 plans.

Pension Plan

The following table illustrates annual pension benefits under the Company’s Defined Benefit Pension Plan (the “Pension Plan”), assuming the participants retired in 2005 at age 65, payable in the form of a life annuity under various levels of base compensation and years of credited service. The pension benefits in the table are not subject to any deduction for Social Security or other offset amounts.

Pension Plan Table

	Years of Service
Remuneration(1)	10	15	20	25	30	35	40
$210,000 up to $2,700,000	$26,630	$40,840	$58,640	$75,450	$88,320	$101,200	$109,690

(1)          Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), commencing January 1, 2005, annual compensation in excess of $210,000 is not taken into account when calculating benefits under the Pension Plan. Accordingly, because all named executive officers receive a base salary in excess of $210,000, benefits payable to the named executive officers under the Pension Plan vary based on years of credited service and year of birth.

The compensation used to calculate the benefit at retirement is the highest five consecutive years of base salary out of the last ten years before retirement. The amounts shown in the “Salary” column of the Summary Compensation Table would be used to calculate the retirement benefit, subject to the $210,000 limitation under the Internal Revenue Code. Benefits are 100% vested after five years of service. Certain provisions in the Pension Plan become effective upon a Change in Control (as defined in the Pension Plan). These provisions provide that a participant will become fully vested if terminated for reasons other than Cause (as defined in the Pension Plan) within two years following a Change in Control. The years of credited service under the Pension Plan for the named executive officers are: Mr. Mozilo, 37; Mr. Kurland, 26; Mr. Sambol, 20; Mr. Garcia, 21; and Mr. Kripalani, 7.

Supplemental Executive Retirement Plan

The Company has adopted a Supplemental Executive Retirement Plan (the “SERP”), effective in the fiscal year ended February 28, 1995. The SERP provides certain executives with retirement income equal to 70% of their average annual salary, such average annual salary to be determined by averaging the five highest salaried years out of the ten years preceding retirement. In January 1999, the Compensation Committee approved an amendment to reduce the maximum benefit amount to 33.3% of such average annual salary for new participants. All of the named executive officers, other than Mr. Kripalani whose maximum benefit amount is 33.3% of his average annual salary, are entitled to 70% of their average annual salary under the SERP. Mr. Mozilo is entitled to receive enhanced retirement benefits which are discussed under the heading “Enhanced Supplemental Executive Retirement Plan” below.

Participants in the SERP vest upon the earliest of the following: (i) after attainment of at least age 55 and completion of five years of plan participation; (ii) onset of a Disability (as defined in the SERP); (iii) a Change in Control (as defined in the SERP); or (iv) death. If a vested participant dies after termination but before disability or retirement, he will receive no benefits from the SERP. The vesting dates for the named executive officers, other than Mr. Mozilo who is already vested, in the SERP are as follows:

Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
June 12, 2007	December 8, 2014	October 11, 2010	October 24, 2014

Benefits under the SERP are paid for fifteen years and are reduced by benefits the participant receives from (i) payments under the Pension Plan; (ii) the Company’s contributions to the participant’s deferred compensation account; and (iii) non-qualified pensions of a defined benefit nature from other employers. Company contributions to the participant’s deferred compensation account are described in the Summary Compensation Table under All Other Compensation.

The estimated annual benefit under the SERP for the named executive officers, except Mr. Mozilo whose retirement benefits are discussed below, are as follows:

Mr. Kurland	Mr. Sambol	Mr. Garcia	Mr. Kripalani
$428,750	$392,834	$190,434	$72,538

The SERP provides for a lump sum payment to executives, including a named executive officer, in the event of a change in control or death. The lump sum payment, the amount of which is to be determined as a present value in accordance with the provisions of the SERP, is to be made within 60 days after the change in control or receipt by the Compensation Committee of notice of the participant’s death, as the case may be. The estimated present value of a lump sum payment under the SERP on December 31, 2005 for the named executive officers, other than Mr. Mozilo, is $4,457,598, $2,527,534, $1,909,589 and $400,620 for Messrs. Kurland, Sambol, Garcia and Kripalani, respectively.

Enhanced Supplemental Executive Retirement Plan

As part of Mr. Mozilo’s employment agreements with the Company, the Company agreed to provide Mr. Mozilo with an enhanced retirement benefit under the SERP (the “SERP Agreement”). See “Executive Compensation—Employment Agreements” and “Compensation Committee Report on Executive Compensation.” The SERP Agreement is generally governed by the terms of the SERP, with certain exceptions as discussed below. In all cases other than following termination of Mr. Mozilo’s employment by the Company for cause, the SERP Agreement is designed to provide Mr. Mozilo with annual retirement income equal to 60% of the average of the three fiscal years in which he earns the highest combined annual base salary and annual bonus during the ten fiscal years preceding his termination of employment with the Company. Benefits under the SERP Agreement cannot exceed an amount equal to $3,000,000 per year less the offsets described above in the discussion of the SERP. In the event of a lump sum payment of an enhanced retirement benefit to Mr. Mozilo pursuant to the SERP Agreement, the estimated present value of such payment on December 31, 2005 is approximately $21.7 million. In the event that Mr. Mozilo’s employment is terminated for cause, he will not be entitled to benefits under the SERP Agreement and his benefit will be governed by the terms of the SERP. The estimated annual benefit under the SERP Agreement for Mr. Mozilo (assuming retirement at age 68, base salary at the levels provided under his employment agreement and continuation of bonuses at the current level) is $2,224,754.

Employment Agreements

The Company has entered into employment agreements with Messrs. Mozilo, Kurland, Sambol and Garcia that provide for certain compensation, death, disability and termination benefits.

Effective as of March 1, 2001, the Company entered into an employment agreement with Mr. Mozilo that expired as of February 28, 2006 (the “Mozilo Agreement”). The annual cash bonus provisions of the Mozilo Agreement were amended and approved by the Company’s stockholders at the 2002 Annual Meeting. On September 2, 2004, the Company entered into an employment agreement with Mr. Mozilo that became effective following the expiration of the Mozilo Agreement and covers Mr. Mozilo’s employment with the Company through December 31, 2006 (the “2006 Agreement”).

The Mozilo Agreement provides for:

•       a base salary at the annual rate of $1,750,000 in Fiscal 2002 with minimum increases of $200,000 per year;

•       incentive compensation in the form of an annual cash bonus pursuant to a formula that multiplies the previous incentive payment by the ratio of the current year’s earnings per share over the immediately preceding year’s earnings per share for which a payment was made; and

•       annual grants of options to purchase no less than 350,000 shares (1,400,000 as adjusted for subsequent stock splits) of the Common Stock, as determined by the Compensation Committee.

Upon its expiration, or termination of the Mozilo Agreement by the Company without cause, or by Mr. Mozilo for Good Reason, Mr. Mozilo will enter into a five year agreement for services (the “Services Agreement”) with the Company. The Services Agreement provides for:

•       continuing service by Mr. Mozilo as a director of the Company during the term of the Services Agreement and prior to a change in control;

•       a payment to Mr. Mozilo of an annual fee of $400,000, office space, secretarial support, use of a private plane for Company business purposes for up to 100 hours per year;

•       the continuation of financial planning services and payment of Mr. Mozilo’s country club dues;

•       termination of the Services Agreement by Mr. Mozilo following a change in control or failure by the Company to honor its obligations thereunder;

•       vesting of options granted to Mr. Mozilo under the Mozilo Agreement in the event of a change in control or by reason of his death or disability during the term of the Services Agreement or upon termination of the Services Agreement by Mr. Mozilo by reason of the Company’s failure to honor its obligations thereunder; and

•       payment of the full amount of the fees and the fair market value of the benefits (other than the use of the private plane) that otherwise would have been provided during the remainder of the five year term if Mr. Mozilo terminates the Services Agreement by reason of the Company’s failure to honor its obligations thereunder.

The 2006 Agreement provides for the continuation of Mr. Mozilo’s employment as Chairman of the Board and Chief Executive Officer from March 1, 2006 to December 31, 2006 (the “CEO Term”). At the conclusion of the CEO Term, Mr. Mozilo may continue as Chairman of the Board, and, subject to the mutual agreement of the Compensation Committee and Mr. Mozilo, as an employee of the Company, to December 31, 2011 unless earlier terminated in accordance with the terms of the 2006 Agreement. Pursuant to the terms of the 2006 Agreement, the parties intend that, commencing January 1, 2007, Mr. Mozilo will continue as an employee Chairman of the Board for at least one year provided that the Compensation Committee and Mr. Mozilo successfully negotiate the terms and conditions of his continued employment as employee Chairman of the Board by September 30, 2006. Thereafter, on or before September 30 of each subsequent year, there will be an annual review in which the Board and Mr. Mozilo may mutually agree in writing to extend Mr. Mozilo’s employment by one year on such terms and conditions as they may mutually agree (the “Employee Chair Term”). In the event Mr. Mozilo does not continue as an employee Chairman of the Board, he may continue as Chairman of the Board to December 31, 2011 (the “Non-employee Chair Term”).

For the CEO Term, Mr. Mozilo shall receive:

•       a base salary at the annual rate of $2,900,000;

•       an annual cash incentive payment pursuant to the same formula as the Mozilo Agreement multiplied by 83.33% to adjust for the ten-month incentive period; and

•       options to purchase 1,166,667 shares of the Common Stock.

During the Employee Chair Term, Mr. Mozilo will have such duties and responsibilities and receive such compensation as will be negotiated each year between the Board and Mr. Mozilo.

During the Non-employee Chair Term, if and while elected as both director and Chairman, Mr. Mozilo will receive:

•       the same compensation and benefits as the non-employee members of the Board;

•       an additional retainer of at least $200,000 for each calendar year during the Non-employee Chair Term; and

•       office space and secretarial support, use of a private aircraft for business purposes, financial consulting services and payment of country club dues.

While serving as Non-employee Chair, the terms of Mr. Mozilo’s Services Agreement with the Company under the Mozilo Agreement are waived. In the event Mr. Mozilo is no longer serving as Employee Chair or Non-employee Chair, the terms of the Service Agreement shall apply but only for that period of time that, when combined with his service commencing January 1, 2007, equals five years.

The 2006 Agreement further provides that:

•       the Company may terminate Mr. Mozilo’s employment without cause and Mr. Mozilo may terminate his employment for Good Reason and he shall receive a payment equal to the sum of (i) three times his annual base salary and (ii) the incentive that would have been payable to him had he continued employment to December 31, 2006;

•       all options granted to Mr. Mozilo pursuant to their terms shall vest in full in the event of a change in control or termination of Mr. Mozilo’s employment by reason of death or disability or by Mr. Mozilo for Good Reason or by the Company without cause;

•       following the events triggering accelerated vesting, he will be entitled to exercise such options for the remainder of their ten-year term;

•       Mr. Mozilo and his wife shall receive lifetime medical insurance following termination of his employment other than by the Company for cause;

•       Mr. Mozilo shall receive an enhanced retirement benefit (see “Executive Compensation—Enhanced Supplemental Executive Retirement Plan”); and

•       during the CEO term, following a change in control, where the Company terminates Mr. Mozilo’s employment without cause or he terminates his employment for Good Reason (including a termination for any reason within two years after a change in control), Mr. Mozilo shall receive a cash severance payment in lieu of any further salary and cash incentive compensation for periods subsequent to such termination equal to three times the sum of (i) the officer’s annual base salary as of the date of such termination and (ii) the greater of (x) the average of the officer’s aggregate bonus and/or cash incentive award for each of the two fiscal years preceding the fiscal year of such termination and (y) the bonus and/or incentive award paid to the officer for the fiscal year immediately preceding the date of the change in control.

The Company’s employment agreements with Stanford L. Kurland, President and Chief Operating Officer (the “Kurland Agreement”), and David Sambol, Executive Managing Director, Business Segment Operations (the “Sambol Agreement”), became effective March 1, 2003 and provide for services through December 31, 2008.

Pursuant to the Kurland Agreement and the Sambol Agreement:

•       each received base salary in Fiscal 2004 at the annual rate of $1,390,000 and $900,000, respectively;

•       in each fiscal year thereafter, the base salaries of Mr. Kurland and Mr. Sambol are to be increased by an amount determined by the Compensation Committee based on the recommendation of Mr. Mozilo;

•       base salary that would not be deductible to the Company will be deferred until such time as Mr. Kurland or Mr. Sambol, as the case may be, is no longer employed by the Company;

•       incentive compensation for each fiscal year ending during the term thereof will be paid in the form of an annual cash bonus as determined in accordance with the Annual Incentive Plan;

•       additional incentive compensation shall be paid in the form of grants of stock options, restricted stock or such other form as the Compensation Committee determines in respect of each fiscal year during the terms thereof;

•       options shall vest in full in the event of a change in control or termination of the respective officer’s employment by reason of death, disability or without cause;

•       in the event of the respective officer’s termination by the Company without cause, such officer shall continue to receive his annual base salary and benefits in effect at the date of termination until twenty-four months from the date of termination (the “Severance Period”) and receive (i) in respect of each fiscal year ending during the Severance Period, an amount equal to the cash incentive compensation paid or payable to the officer for the fiscal year immediately preceding the fiscal year in which the termination date occurs (the “Bonus Rate”), plus (ii) in respect of any portion of the Severance Period ending on a day other than the last day of a fiscal year, the Bonus Rate calculated on a pro rata basis; and

•       following a change in control, where the Company terminates the officer’s employment without cause or the officer terminates his employment for Good Reason, the officer shall receive a cash severance payment in lieu of any further salary and cash incentive compensation for periods subsequent to such termination equal to three times the sum of (i) the officer’s annual base salary as of the date of such termination and (ii) the greater of (x) the average of the officer’s aggregate bonus and/or cash incentive award for each of the two fiscal years preceding the fiscal year of such termination and (y) the bonus and/or incentive award paid to the officer for the fiscal year immediately preceding the date of the change in control. The Company is also required to afford the officer and each of his dependents and beneficiaries, for a period of up to three years, certain other benefits provided to the officer and such other persons prior to the officer’s termination.

The Company entered into an employment agreement with Carlos M. Garcia effective March 1, 2003 (the “Garcia Agreement”). The Garcia Agreement provided for the services of Mr. Garcia through December 31, 2005. The Garcia Agreement provided for incentive compensation, in respect of each fiscal year ended during the term thereof, in the form of an annual cash incentive payment as determined in accordance with an incentive plan approved by the Compensation Committee. The Garcia Agreement also provided for additional incentive compensation in respect of each fiscal year in the form of stock options, restricted stock or such other form of compensation as the Compensation Committee shall determine, taking into account the individual performance of Mr. Garcia for the relevant fiscal year and the competitive practices then prevailing.

The Mozilo Agreement, the 2006 Agreement (for the CEO Term only), the Kurland Agreement and the Sambol Agreement provide that, in the event of disability, the officer shall receive annual compensation in an amount equal to (i) 50% of the officer’s then current salary, minus (ii) the amount of any cash payments to the officer under the terms of the Company’s disability insurance or other disability benefit plans, the Company’s Pension Plan, the SERP and, in the case of Mr. Mozilo, the Enhanced Supplemental Executive Retirement Plan, and any compensation the officer may receive pursuant to any other employment. These payments are to be made until the earlier of the officer’s death or five years from the date of the disability. The Company is also required to afford the officer and each of his dependents and beneficiaries during the disability period certain other benefits provided to the officer and such other persons immediately prior to the officer’s disability. Under each of these agreements, in the event of the officer’s death during the term of his employment, the Company is required to pay to his beneficiary an amount equal to his salary for 12 months following the date of death and to provide to such beneficiary certain other benefits provided to the officer and his dependents and beneficiaries immediately prior to the officer’s death.

The Mozilo Agreement, the 2006 Agreement, the Kurland Agreement and the Sambol Agreement further provide the respective officer with a gross-up payment intended to make the officer whole, on an after-tax basis, for payments of excise taxes that may be payable in the event of a change in control.

Pursuant to the Company’s Change in Control Severance Plan, Mr. Kripalani, if terminated by the Company without cause within one year following a change in control, or by Mr. Kripalani for good reason, would receive a separation payment equal to three years base pay plus 300% bonus as provided in the Change in Control Severance Plan. He would also be eligible to receive continuation of his health and welfare benefits for up to three years. Mr. Kripalani would also be afforded a gross-up payment intended to make him whole, on an after-tax basis, for payments of excise taxes that may be payable in the event of a change in control.

Annual Incentive Plan

The Company has in place an Annual Incentive Plan (“AIP”) that was approved by the Company’s stockholders at the 2001 Annual Meeting and amended with stockholder approval at the 2003 and 2005 Annual Meetings. The purposes of the AIP are to promote the profitability of the Company, provide officers an opportunity to receive incentive compensation based upon that profitability and to attract, retain and motivate such individuals. Executive officers of the Company selected by the Compensation Committee of the Board are eligible for awards under the AIP. During the period ended December 31, 2005, it was intended that Messrs. Kurland, Sambol, Garcia, and Kripalani participate in the AIP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The primary purpose of the Compensation Committee is to oversee and evaluate the Company’s overall compensation structure, policies and programs, and assess whether these establish the appropriate incentives for management and other employees. We determine the compensation for the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer and the Executive Managing Director, Business Segment Operations. We review and approve the compensation of key executive officers of the Company and are responsible for granting equity awards throughout the Company. We also review the compensation of the non-employee Directors of the Board and make recommendations to the full Board for approval.

Our duties and responsibilities are further described in our charter which was amended and restated on September 27, 2005 and which is available on the Company’s website at www.countrywide.com. We also are authorized to, and regularly do, retain consultants to provide research and advice in the furtherance of these duties.

Each of the members is considered “independent” by the Board according to the New York Stock Exchange listing requirements, an “outside” director pursuant to section 162(m) of the Internal Revenue Code and a “non-employee” director pursuant to Section 16 of the Securities Exchange Act of 1934.

Compensation Review

In 2005, we initiated a review of our compensation philosophy to ensure that it continued to meet our overall objective of enhancement of stockholder interests. We evaluated a number of compensation practices of our competitors and analyzed the compensation and benefit practices used within the Company for executive officers. With the assistance of the Company’s Human Resources department, we evaluated executive officer total compensation using tally sheets and compared executive officer pay to Company performance from 2000 through 2005. During this review, with input from senior management and the assistance of the Compensation Committee’s consultant, Hewitt Associates LLC (“Hewitt”), we further enhanced our compensation philosophy to ensure it continues to be responsive to performance. The Company has engaged Hewitt to provide services unrelated to its role as the Compensation Committee’s consultant. For unrelated services performed during 2005, Hewitt received fees totalling approximately $226,000.

Compensation Philosophy

We seek to attract, retain and motivate executives who can thrive in a challenging and dynamic environment by providing compensation that is highly competitive for top management and with substantial performance-based components. It is our practice to structure cash and equity-based incentives in a manner that rewards employees consistent with stockholder interests. As we believe it is important to retain the best possible executives in the diversified financial services industry, we target total compensation opportunities for the top three executive officers—assuming strong performance—at the highest quartile with other executive officers targeted, with some variation, at the third quartile within a group of benchmark organizations. Incentive opportunities for top executives are largely tied to the performance of the entire enterprise, while incentives for other employees include emphasis on activities associated with business unit and individual measures of performance.

Competitive Targeting of Compensation

The Company participates in executive compensation benchmarking surveys that provide detail on levels of base salary, target annual incentives and stock-based and other long-term incentives. These surveys also provide the relative mix of short and long-term incentives, and mix of cash and stock-based pay. In addition, we review the pay practices of selected companies that compete for the same kind of executive talent as that which contributes to the Company’s success. These surveys and added benchmark companies are supplemented by input from the Compensation Committee’s compensation consultants on other factors such as recent market trends. The comparison group includes a broad range of top financial institutions and additional large public companies with which the Company competes for executive talent. The companies comprising the benchmarking groups differ from those included in the Performance Graph in this proxy statement because of the need to benchmark against companies who would likely compete with us for the best talent in the industry. Given the complexity of the Company’s business operations, the Company’s primary competitors for top executive talent are premier companies engaged in the most demanding sectors of the financial services industry, not the broader range of companies that comprise the S&P Financial Index.

Elements of Compensation

The Company’s compensation program consists of five elements, namely, (i) base salary; (ii) cash incentives; (iii) equity incentives; (iv) perquisites; and (v) post-employment pay and benefits. These components are intended to work together to compensate the executive officer fairly for services, reward the executive officer based upon the Company’s overall performance and, depending on position, their own performance during the year. In assessing the executive officer’s total rewards, we review each component of an executive’s compensation and consider and evaluate pay mix, the competitive market, the value of total pay, benefits and perquisites.

Base salary.   Base salary is generally established by an individual’s performance, potential, responsibilities, promotions, other compensation and peer group compensation levels. We will consider other compensation earned as well as the terms of an employment agreement, if any, that we have with the executive. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight. When establishing the base salary of executives other than his own, Mr. Mozilo participates in discussions and makes recommendations to the Committee. We entered into employment agreements with Messrs. Kurland and Sambol, effective March 1, 2003, which expire on December 31, 2008. In setting base salary for Messrs. Kurland and Sambol for Fiscal 2005, we considered the overall performance of the Company and their leadership. As a result, we increased the annual rate of base pay by $110,000 for Mr. Kurland and $100,000 for Mr. Sambol.

Cash incentive compensation.   The stockholder approved formula for Mr. Mozilo’s cash incentive compensation for 2005 was based upon diluted earnings per share (“EPS”) and is payable pursuant to his employment agreement. The Annual Incentive Plan and Senior Management Incentive Plan allow us to provide cash incentives to our executive officers based on the Company’s overall performance and, in some cases, individual business unit performance and personal goals. For 2005, under the stockholder approved Annual Incentive Plan, diluted EPS and return on equity (“ROE”) were the performance criteria we selected for Messrs. Kurland and Sambol. Under the Annual Incentive Plan, the Company’s diluted EPS and ROE in Fiscal 2005 of $4.11 and 21.86%, respectively, generated an award of 315% of the targeted incentive for Messrs. Kurland and Sambol. We believe it is important to have Messrs. Garcia and Kripalani accountable for the performance of the key business units that they oversee. Mr. Garcia’s performance criteria consisted of a combination of Company financial performance (33%) and business unit performance (67%). A portion of Mr. Garcia’s Company component is based on diversity and internal audit risk. Mr. Kripalani’s performance criteria consisted of Company financial performance (25%) and business unit performance (75%). See the 2005 Bonus in the Summary Compensation Table for the amounts paid to these individuals.

Equity compensation.   Equity compensation consists of stock options, restricted stock, restricted stock units and/or stock units and stock appreciation rights settled in stock. The Company maintains a number of equity compensation plans, each of which has been approved by the Company’s stockholders. The number of shares granted to an employee is based on several factors including performance and the value placed on expected future employee performance, retention and, in some cases, internal or external pay equity.

Our policy is to prohibit the repricing of stock options without stockholder approval.

Messrs. Kurland and Sambol receive equity awards at our sole discretion taking into account such individuals’ performance, competitive practices and an overall compensation strategy that targets their total compensation at above the 75th percentile of comparable positions within comparable companies. Other named executive officers receive equity awards based on a discounted Black-Scholes value of such award and its relative value to their other compensation.

Generally, equity compensation is granted once each year on the first business day of April but may be granted to individuals at other times if an officer is a new hire, receives a promotion or for other competitive reasons. Stock options were granted to a broad group of eligible employees, including the named executive officers, on April 1, 2005. We chose to grant options that were immediately exercisable in anticipation of new accounting rules that apply to stock options under Financial Accounting Standards 123(R). The securities underlying these options and other awards granted during the year equaled 2.30% and 2.15% of the outstanding Common Stock of the Company at December 31, 2005 and December 31, 2004, respectively. The total number of shares of restricted stock and securities underlying stock options granted to executive officers as a group equaled approximately 0.64% and 0.73% of the outstanding Common Stock of the Company at December 31, 2005 and December 31, 2004, respectively.

The proposal to approve the 2006 Equity Incentive Plan allows us to continue to reward our employees for the strong performance of the Company in keeping with stockholder interests. As stockholders have been rewarded over the years for their investment in the Company, the Committee believes that grants of equity to employees will continue to enhance the Company’s ability to reward, motivate and attract high performing employees.

The Company’s 401(k) plan provides for a matching contribution of Company common stock equal to 50% of the amount contributed by participants up to specified limits. The value of Company common stock contributed to the 401(k) plan for the named executives is set forth in the Summary Compensation Table. The plan limits the amount that employees can invest in the Company common stock fund to 50% of the value of a participant’s account. The plan is designed to enable participants to liquidate vested shares of Company common stock without restriction upon notice to the plan administrator.

Perquisites.   We believe that offering certain perquisites helps in the operation of the business as well as assists the Company to recruit and retain key executives. The Company offers life and disability insurance, financial counseling, annual medical examinations and, in some cases, automobiles and country club memberships to our senior management. Messrs. Mozilo, Kurland and Sambol are required to use private aircraft for all of their travel for safety and security reasons. The value of aircraft usage attributable to personal travel for any employee is calculated based upon applicable regulations and charter equivalents and was made a part of our tally sheet analysis. The cost of gross up payments related to aircraft usage and charter value of personal aircraft usage is disclosed in footnote 4 on page 27.

Post-Employment Compensation.   The Company maintains an Executive Deferred Compensation Plan, a Supplemental Executive Retirement Plan, a Change in Control Severance Plan and provides for certain payments following termination of employment for the three highest paid executive officers pursuant to their employment agreements.

The Company’s defined benefit pension plan is described on page 29. Effective January 1, 2006, the Company’s defined benefit pension plan was amended to close the plan to employees hired after December 31, 2005. In its place, we authorized an additional Company contribution to the Company’s 401(k) plan for employees who will not be eligible to participate in the pension plan. As the cost of defined benefit plans increases, we believe that the movement toward a defined contribution strategy serves the interests of both employees and stockholders and is consistent with market trends.

The Company’s SERP is described in detail on pages 29 and 30 and has enabled the Company to retain executives by providing a competitive retirement benefit. Concurrent with the elimination of the Company’s defined benefit plan for new employees, there will be no new participants eligible for the SERP. Employees who previously would have been eligible for the SERP will be eligible for the Countrywide Executive Contribution Plan (the “CECP”). Unlike the SERP which is a defined benefit plan based on a percentage of a participant’s final average pay, the CECP is based on a defined contribution strategy and allows the Company to offer a meaningful retirement benefit to senior executives.

The Company’s Executive Deferred Compensation Plan allows senior management to defer receipt of up to 50% of their base salary that exceeds the limitations described in section 401(a)(17) of the Internal Revenue Code and up to 100% of their annual cash incentive compensation. Under the plan, participants receive deferred earnings on such amounts based on the performance of a choice of five investment funds selected by the Company. We may also make a discretionary contribution to the plan in respect of those employees who participate in the SERP. The discretionary contribution amount reduces the benefit paid under the SERP on an actuarial basis. Individuals vest in the discretionary contribution amount at the same time they vest in the SERP. Participants are unsecured creditors of the Company in respect of amounts in the deferred compensation plan and SERP. When payments become due, cash is distributed from either the general assets of the Company or the associated grantor trust.

Effective February 1, 2006, we adopted the Countrywide Supplemental Savings and Investment Plan (the “SSIP”). The main purpose of the SSIP is to allow employees to defer compensation in excess of the limits imposed on contributions of highly compensated employees pursuant to the discrimination rules under section 401(k) of the Internal Revenue Code.

Severance arrangements consist of either specific provisions of individual employment agreements or a broad-based Change in Control Severance Plan. Generally, severance under the broad-based plan is designed to give assurances to employees and candidates for hire that they will be compensated should their employment be terminated following a change in control of the Company. Of the named executive officers, Messrs. Garcia and Kripalani would become participants in this plan should their employment be terminated within one year following a change in control. Messrs. Mozilo, Kurland and Sambol will be compensated under their respective employment agreements in the event of termination of employment following a change in control. The benefit received under the plan is three times base salary plus 300% bonus and contains a contingent parachute excise tax gross-up provision. Moreover, pursuant to the relevant plan, the vesting of equity awards is accelerated and annual incentive compensation is prorated and paid. See “Employment Agreements” starting on page 31 for a description of the severance arrangements for individuals with employment agreements.

Compensation of the Chairman and Chief Executive Officer

After reviewing his individual performance, Company performance and other compensation paid to Mr. Mozilo, including the performance incentive paid to him in respect of 2005, his base salary increase was $200,000. This amount is the minimum salary increase that can be given him as provided in his employment agreement. The cash incentive of $19,557,361 paid to Mr. Mozilo in respect of Fiscal 2005 as indicated in the Bonus column of the Summary Compensation Table reflects the sustained financial performance of the Company during challenging times with a diluted EPS of $4.11 as compared to the diluted EPS and incentive earnings for previous years. This payment is dictated by the formula under Mr. Mozilo’s employment agreement as approved by stockholders. (See “Employment Agreements” starting on page 31.) We believe that this stockholder approved formula continues to achieve a long term focus on diluted EPS on a forward-looking basis as well as reward Mr. Mozilo for the continuing excellent results over the long-term.

In 2005, we granted Mr. Mozilo the minimum number of stock options permitted under his employment agreement of 1,400,000 option shares. This number represents an adjusted number from the original grant provided under his employment agreement by taking into account the three stock splits that occurred during 2003 and 2004.

In April 2004, we granted Mr. Mozilo 90,000 restricted stock units to vest on December 31, 2006. This number represents an adjusted number from the original grant taking into account the three most recent stock splits. The purpose of the grant was to encourage Mr. Mozilo’s continued commitment to the Board to continue as Chief Executive Officer to the end of 2006 subject to the execution of a satisfactory employment agreement. In September 2004, after significant consultation and review of peer groups, and with the advice of consultants hired by the Compensation Committee, we entered into a new employment agreement with Mr. Mozilo which extended his role as Chief Executive Officer only to December 31, 2006 and continued his compensation at approximately the then current levels.

Deductibility of Compensation

We are responsible for addressing issues associated with section 162(m) of the Internal Revenue Code. Section 162(m) limits the corporate deduction for compensation paid to named executive officers to $1 million unless such compensation qualifies as “performance-based compensation.” It is our intention to develop compensation plans that provide for the payment of compensation that is tax deductible to the Company, while recognizing that the legitimate interests of the Company and its stockholders may at times be better served by compensation arrangements that are not deductible.

Conclusion

We believe the executive compensation policies and programs described above effectively serve the interests of stockholders and the Company. We believe these policies motivate executives to contribute to our overall future success, thereby enhancing the value of the Company for the benefit of all stockholders.

The Compensation Committee

Michael E. Dougherty, Chair
Jeffrey M. Cunningham
Edwin Heller
Harley W. Snyder

PERFORMANCE GRAPH

The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 2000 in each of our Common Stock, the S&P 500 Index and the S&P Financial Index. The results and comparisons shown in the graph below are based upon historical data and are not indicative of, nor intended to forecast future performance of, our Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG COUNTRYWIDE FINANCIAL CORPORATION,
THE S&P 500 INDEX AND THE S&P FINANCIAL INDEX

Total Return Analysis

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Countrywide Financial Corporation	$100.00	$82.13	$104.79	$206.76	$305.96	$287.43
S&P 500 Index	$100.00	$88.17	$68.71	$88.35	$97.91	$102.65
S&P Financial Index	$100.00	$91.07	$77.75	$101.93	$112.98	$120.23

Source: CTA Public Relations www.ctapr.com; (303) 665-4200. Data from BRIDGE Information Systems, Inc.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Ms. Brown currently serves as head of West Coast Municipal Finance for Goldman, Sachs & Co. Goldman, Sachs & Co., together with its affiliates and subsidiaries (“Goldman”), provides a significant amount of financing and provides advisory and other services to us and our subsidiaries under various arrangements. Goldman also provides investment advisory services to certain of our executives. In connection with many of these arrangements, we and our subsidiaries pay Goldman fees. We expect these arrangements to continue and to enter into similar arrangements with Goldman in the future. Ms. Brown does not provide any services to us, our subsidiaries or our executives or receive any compensation related to any of these arrangements.

During Fiscal 2005, one or more of our mortgage lending subsidiaries, in the ordinary course of business, made mortgage loans and/or made home equity lines of credit available to directors and executive officers and their immediate families. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collectibility or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of our business. Prior to the enactment of the Sarbanes-Oxley Act of 2002, directors and executive officers were eligible to participate in a discount program pursuant to which they may have received reductions in discount points payable in connection with our origination of their mortgage loans. Directors and executive officers are no longer entitled to participate in this employee discount program.

Certain directors and executive officers have immediate family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in these employment relationships nor do any of them share a home with these employees. These employees are nine of the Company’s approximately 54,000 member workforce. None of them reports directly to any of the Company’s executive officers.

During 2005, the Company employed the following relatives of our Directors and executive officers for the compensation indicated: a son of Angelo R. Mozilo, who has been an employee since 2003, was employed as Vice President, Trader, for approximately $210,000; a son of Angelo R. Mozilo, who has been an employee since June 1, 2005, was employed as a Branch Manager, for approximately $130,000; a son-in-law of Angelo R. Mozilo, who has been an employee since 1984, was employed as Director, Dealer Sales, for approximately $410,000 and a grant of 2,427 options on the terms set forth below; a brother-in-law of Stanford L. Kurland, who has been an employee since 1986, was employed as Executive Vice President, Production Administration, for approximately $450,000 and a grant of 7,874 options on the terms set forth below; a brother-in-law of Carlos M. Garcia, who has been an employee since 2003, was employed as Assistant Vice President, General Accounting, for approximately $80,000; a brother of Carlos M. Garcia, who has been an employee since 1997, was employed as Senior Vice President, Customer Relationship Management, for approximately $198,000 and a grant of 4,465 options on the terms set forth below; a brother-in-law of David Sambol, who has been an employee since 2000, was employed as Senior Vice President, Relocation, for approximately $320,000 and a grant of 3,721 options on the terms set forth below; a daughter-in-law of Anne D. McCallion, who has been an employee since 2000, was employed as Network Engineer II, for approximately $70,000 and a grant of 809 options on the terms set forth below; and a son-in-law of Jack W. Schakett, who has been an employee since 2001, was employed as Vice President, Process Engineering, for approximately $110,000. The options were granted in April 2005 and were immediately exerciseable to purchase the indicated number of shares of the Company’s common stock at fair market value on the grant date. In addition, each relative was entitled to receive employee benefits generally available to all employees.

On January 29, 2004, we and Andrew Gissinger, III, Senior Managing Director, Chief Production Officer, of the Company entered into a relocation agreement with an effective date of March 1, 2004. Pursuant to the terms of the relocation agreement, we agreed to, among other things, purchase Mr. Gissinger’s home in Poway, California for the appraised value of the home, which was $2,250,000 in August 2005. The Company has also agreed to reimburse Mr. Gissinger for up to $375,100 in related closing, housing and moving expenses, $172,500 of which relate to costs incurred by us in connection with the sale of the home.

On September 27, 2005, Countrywide Home Loans Inc., our wholly-owned subsidiary, and Mr. Gissinger entered into a purchase contract to effectuate the purchase of his Poway home as agreed to in the relocation agreement. The purchase contract contained the terms and conditions of sale of the home and transferred economic responsibility for the property from Mr. Gissinger to us as of August 15, 2005.

PROPOSAL TWO

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

A proposal will be presented at the Meeting to approve the Countrywide Financial Corporation 2006 Equity Incentive Plan (the “2006 EIP”). The Board approved the 2006 EIP on February 22, 2006, subject to stockholder approval. A summary of the material provisions of the 2006 EIP is set forth below. This summary is qualified by reference to the 2006 EIP, a copy of which is attached hereto as Appendix C.

On February 21, 2006 the Compensation Committee approved a grant of up to 15,000,000 stock appreciation rights settled in stock to certain employees across the Company pursuant to the 2000 Equity Incentive Plan and authorized the grant to Mr. Mozilo, pursuant to his employment agreement, of an option to purchase 1,400,000 shares of Common Stock.

Purpose

The 2006 EIP has been established by the Board to:

•       promote the long-term financial success of the Company;

•       attract, retain and reward persons who can contribute to such success; and

•       further align the participants’ interests with those of the Company’s stockholders.

General

The 2006 EIP will be administered by the Compensation Committee who will select from the eligible participants, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. Additionally, the Compensation Committee may reduce or eliminate any restrictions or vesting requirements applicable to an award.

The 2006 EIP provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), stock awards and cash incentive awards. Key features of the 2006 EIP include, except as otherwise described below, the following:

•       an independent plan administrator;

•       3-year minimum vesting on stock awards;

•       no repricing of awards without stockholder approval; and

•       no material amendments to the 2006 EIP unless approved by the Company’s stockholders.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2006 EIP shall equal twenty-two million (22,000,000) shares of stock, all of which may be granted as incentive stock options, but no more than eleven million (11,000,000) shares of stock will be granted as an award type other than a stock option or SAR (counted in conjunction with similar stock awards granted under all other Company stock plans). To the extent any shares of stock covered by an award (including stock awards) under the 2006 EIP are forfeited or are not delivered for any reason, including because the award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2006 EIP.

The 2006 EIP’s effective date is February 22, 2006 subject to approval by stockholders and, if approved, will continue in effect until terminated by the Board; provided, however, that no awards may be granted under the 2006 EIP after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2006 EIP.

The following additional limits apply to awards under the 2006 EIP:

•       the maximum number of shares of stock that may be covered by options or SARs that is intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is six million (6,000,000) shares;

•       the maximum number of shares of stock that may be stock awards that are intended to be “performance-based compensation” (as described below) which are granted to any one participant during any calendar year is three million (3,000,000) shares of stock;

•       the maximum amount of cash incentive awards or cash settled stock awards intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal eight million dollars ($8,000,000); and

•       the maximum number of shares of stock that may be covered by an option or SAR to a non-employee director during any calendar year is seventy-five thousand (75,000) shares of stock and the maximum stock awards that may be granted to a non-employee director in any calendar year is forty-five thousand (45,000) shares of stock.

The Compensation Committee may use shares of stock available under the 2006 EIP as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing shares limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under section 162(m) of the Internal Revenue Code; provided, however, that the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Except as otherwise provided by the Compensation Committee, awards under the 2006 EIP are not transferable except as designated by the participant by will, by laws of descent and distribution or pursuant to a qualified domestic relations order. The Compensation Committee shall have the discretion to permit other transfers of awards under the 2006 EIP, provided that such transfers shall be limited to immediate family members, trusts and partnerships established for the primary benefit of such family members or to charities and provided that such transfers are not made for consideration to the participant.

The Company will not grant equity awards in excess of an annual average run rate of 2.46% for Fiscal 2006, 2007 and 2008. This rate is calculated as the number of shares granted in each fiscal year by the Compensation Committee pursuant to the 2000 Equity Incentive Plan, the 2006 EIP and otherwise, and reported in the Company’s periodic reports filed with the SEC divided by the fiscal year end shares outstanding. For this purpose, shares granted will include stock options and stock-settled SARs, restricted stock and restricted stock units and will not include any award that by its terms must be settled in cash or grants assumed in connection with any future acquisitions. For purposes of calculating the number of equity awards granted, awards of restricted stock will be treated as the equivalent of two option shares, and the number of shares of the Company’s common stock will be the amount outstanding at the end of each of the three fiscal years.

Eligibility

Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2006 EIP, except that non-employees may not be granted incentive stock options. As of December 31, 2005, the Company had a workforce of approximately 54,000 people. The Compensation Committee will determine the specific individuals who, in the future, will be granted awards under the 2006 EIP and the type and amount of any such awards.

Options

The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase stock at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of the stock at the time the option is granted or, if greater, the par value of a share of stock. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s stockholders or as adjusted for corporate transactions described above.

The option shall be exercisable in accordance with the terms established by the Compensation Committee. The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by other property deemed acceptable by the Compensation Committee, in shares of stock (valued at fair market value as of the day of exercise), by authorizing a third party to sell shares of stock and remit a sufficient portion of the proceeds to the Company, by personal, certified or cashier’s check, or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on stock acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. An option shall expire no later than the fifth anniversary of the grant date.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, stock or a combination thereof, equal in value to the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee prior to the grant of the SAR. Except as described below, the exercise price for a SAR shall not be less than the fair market value of the stock at the time the SAR is granted. The SAR shall be exercisable in accordance with the terms established by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on stock acquired pursuant to the exercise of a SAR as the committee determines to be desirable. A SAR to be settled in shares of common stock shall be counted in full against the number of shares available for award under the 2006 EIP, regardless of the number of shares issued upon settlement of the SAR. A SAR shall expire no later than the fifth anniversary of the grant date.

Stock Awards

The following types of “stock awards” may be granted, as determined by the Compensation Committee:

•       the Compensation Committee may grant shares of stock that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due;

•       the Compensation Committee may grant shares of stock that are contingent on the achievement of performance or other objectives during a specified period; and

•       the Compensation Committee may grant shares of stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

With limited exceptions provided in the 2006 EIP, stock awards that are conditioned on a specified period of service, without other conditions, will require a minimum of 3 years of service prior to full vesting of such award and, generally, one year for awards to Directors. Stock awards may be granted in the form of bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. Any such stock awards shall be subject to such conditions, restrictions and contingencies as the Compensation Committee determines.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards (including the right to receive payment of cash or stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable Award Agreement, if an employee or non-employee director is terminated for cause, any outstanding award held by such employee or non-employee director shall be forfeited immediately and such participant will have no further rights under the award.

$1 Million Limit

Section 162(m) of the Internal Revenue Code

A U.S. income tax deduction for the Company will generally be unavailable for annual compensation in excess of one million dollars ($1,000,000) paid to any of its five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2006 EIP will satisfy the requirements for “performance-based compensation.” The Compensation Committee may designate whether any stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures

The performance measures that may be used for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Compensation Committee:  earnings, financial return ratios, operating or net cash flows, cash flow return on investment, total stockholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price, assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets, interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expense, underwriting and administrative expenses, achievement of balance sheet or income statement objectives, and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, and index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Compensation Committee may adjust performance measures after they have been set, but only to the extent the Compensation Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Change In Control

Upon the occurrence of a change in control of the Company, unless otherwise stated in an award, all outstanding options and SARs then held by a participant who is employed by, or providing services to, the Company or its subsidiaries at the time of such change in control shall become fully exercisable and all stock awards or cash incentive awards shall be fully earned and vested upon the change in control (subject to limitations on performance-based awards). For the purposes of the 2006 EIP, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 25% or more of the voting stock of the Company other than in a non-control transaction; (ii) during any twenty-four month period, the incumbent directors at the beginning of such period cease to constitute at least two-thirds of the members of the Board, where the term incumbent directors means the members of the Board on the effective date of the 2006 EIP; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the incumbent directors shall be considered to be an incumbent and, provided further, that no individual that was elected through an actual or threatened “proxy contest” shall not be considered an incumbent director; (iii) the complete liquidation or dissolution or an agreement for the disposition of all or substantially all of the assets of the Company; or (iv) the Company combines or merges with another company and immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 70% of the voting stock of the resulting company, fewer than two-thirds of the individuals that were members of the incumbent board immediately prior to the combination are directors of the resulting company and no person or entity, other than the Company and its affiliates, beneficially owns more than 25% of the resulting company.

Amendment and Termination

The Board may at any time amend or terminate the 2006 EIP or any award granted under the 2006 EIP, provided that, other than as provided in the 2006 EIP, no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board may not amend the provision of the 2006 EIP related to repricing, materially increase the original number of securities which may be issued under the 2006 EIP (other than as provided in the 2006 EIP), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2006 EIP without approval of stockholders. Notwithstanding the foregoing, the Board may amend the 2006 EIP at any time, retroactively or otherwise, to insure that the 2006 EIP complies with current or future law without stockholder approval, and the Board may unilaterally amend the 2006 EIP and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Non-U.S. Awards

The Compensation Committee may make awards under the 2006 EIP to participants residing outside the United States. If it does so, the Compensation Committee may vary the terms of the 2006 EIP in order to conform any awards to the legal and tax requirements of such non-U.S. jurisdictions. Additionally, the Compensation Committee may establish one or more sub-plans of the 2006 EIP and/or may establish administrative rules and procedures to facilitate the operation of the 2006 EIP in such non-U.S. jurisdictions.

United States Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2006 EIP.

Non-Qualified Stock Options

The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the

Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights

The grant of a SAR will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards

A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Change in Control

Any acceleration of the vesting or payment of awards under the 2006 EIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2006 EIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2006 EIP. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2006 EIP is subject to the discretion of the Compensation Committee and is not determinable at this time.

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Common Stock represented, in person or by proxy, and entitled to vote on the matter at this Meeting.

The Board recommends that the stockholders vote FOR this proposal.

PROPOSAL THREE

RATIFYING THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Ethics Committee of the Company’s Board of Directors has selected KPMG LLP (“KPMG”) to audit the Company’s consolidated financial statements for, and otherwise act as the Company’s independent registered public accounting firm with respect to, the fiscal year ending December 31, 2006.

KPMG has served as the Company’s independent registered public accounting firm since January 5, 2004. The selection by the Audit and Ethics Committee of KPMG for the current fiscal year is being presented to stockholders for ratification at the Meeting. The affirmative vote of a majority of the shares of the Common Stock represented, in person or by proxy, and entitled to vote at the Meeting will constitute such ratification.

The Company’s organizational documents do not require that the Company’s stockholders ratify the appointment of KPMG as the Company’s independent registered public accounting firm. The Company is doing so because the Company believes it is a matter of good corporate practice. If the Company’s stockholders do not ratify the appointment, the Audit and Ethics Committee will reconsider whether or not to retain KPMG but still may retain them. Even if the appointment is ratified, the Audit and Ethics Committee, in its discretion, may change the appointment at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG will be present at the Meeting. Such representative will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends that the stockholders vote FOR this proposal.

AUDIT AND ETHICS COMMITTEE REPORT

The Audit and Ethics Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2005 with management and with KPMG, the Company’s independent registered public accounting firm in respect of Fiscal 2005. The Audit and Ethics Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit and Ethics Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit and Ethics Committee recommended to the Board that audited financial statements for Fiscal 2005 be included in the Company’s Annual Report on Form 10-K for the same period to be filed with the Securities and Exchange Commission.

The Audit and Ethics Committee
Martin R. Melone, Chair
Henry G. Cisneros
Robert J. Donato
Keith P. Russell

AUDITOR FEES AND SERVICES

KPMG Fees

The following table shows the fees billed by KPMG for the audit and other services provided by KPMG to the Company in respect of Fiscal 2005 and Fiscal 2004.

	2005	2004
Audit Fees(1)	$13,933,650	$7,385,518
Audit-Related Fees(2)	6,360,337	5,281,765
Tax Fees(3)	—	—
All Other Fees(4)	68,500	97,950
Total	$20,362,487	$12,765,233

(1)          These are fees paid for professional services rendered during the audit of the Company’s annual consolidated financial statements, audits of internal controls and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for services normally provided in connection with the statutory or regulatory filings or engagements and comfort letters related to debt and equity offerings.

(2)          These are fees paid for assurance and related services reasonably related to the performance of the audit and review of our consolidated financial statements and that are not reported under “Audit Fees,” including fees relating to audits of financial statements of employee benefit plans, internal control reports, due diligence services and agreed upon procedures related to securitization transactions.

(3)          These would include fees paid for professional services rendered for tax compliance, tax planning, and tax advice.

(4)          These are fees paid for permissible work performed by KPMG that does not meet the above categories. All of the Fiscal 2005 fees relate to services that were approved by the Audit and Ethics Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit and Ethics Committee approved all services performed by KPMG during Fiscal 2005 in accordance with applicable requirements. Before the Company’s independent registered public accounting firm is engaged to provide any audit or non-audit services, the engagement must be reviewed and specifically approved by the Audit and Ethics Committee. The Audit and Ethics Committee has delegated to the Chair of that Committee the authority to approve KPMG’s services.

A representative of KPMG will be present at the Meeting and will have an opportunity to make a statement, if he or she wishes to do so, and will be available to respond to appropriate questions.

Change of Auditors for 2004

During Fiscal 2003, the Audit and Ethics Committee reviewed the proposed scope and fees of a number of alternative auditing firms qualified to perform the Company’s independent audit work and considered the appropriateness of either retaining the incumbent auditor or engaging another firm. After a review of proposals for audit services from several public accountants, the Audit and Ethics Committee determined to engage KPMG as the Company’s principal independent registered public accounting firm for the fiscal year commencing January 1, 2004. The engagement of KPMG was based upon a comprehensive review of audit firms and their capabilities, qualifications and expertise relative to the Company’s current and anticipated needs, and was not the result of any disagreement between the Company and Grant Thornton LLP, the Company’s previous independent registered public accounting firm (“Grant Thornton”), on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures.

On January 5, 2004, the Audit and Ethics Committee engaged KPMG as the Company’s new independent registered public accounting firm and informed Grant Thornton of its decision. This action effectively dismissed Grant Thornton as the Company’s independent registered public accounting firm for Fiscal 2004. Grant Thornton continued as the Company’s independent auditor in respect of Fiscal 2003.

The reports of Grant Thornton on the Company’s financial statements as of and in respect of Fiscal 2003 and Fiscal 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s financial statements in respect of Fiscal 2003 and Fiscal 2002 and through February 27, 2004, the date on which Grant Thornton issued its reports as to the Company’s financial statements in respect of Fiscal 2003, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its report on the Company’s financial statements as of and in respect of Fiscal 2003 and Fiscal 2002.

During Fiscal 2003 and Fiscal 2002 and through February 27, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Except as set forth below, during Fiscal 2003 and Fiscal 2002 and the subsequent interim period prior to engaging KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

On June 3, 2002, the Company engaged KPMG to assist Balboa Insurance Company (“Balboa”), a subsidiary of the Company, in evaluating accounting principles relating to two specific contracts. KPMG concurred with Balboa’s accounting treatment for these two contracts in a letter dated November 8, 2002, a copy of which is attached as Exhibit 99.1 to a Current Report on Form 8-K the Company filed on January 12, 2004.

In addition, during the proposal process, KPMG discussed with management the Company’s classification in its income statement of certain loan origination costs. KPMG informed the Company that they believed this discussion was an important factor considered by the Company in determining that it would reclassify applicable loan origination costs against gains on the sales of mortgage loans in its financial statements for Fiscal 2003. The Company consulted its then current independent auditor, Grant Thornton, with respect to such reclassification and was informed that there was concurrence with management’s position.

The Company requested and received from Grant Thornton and KPMG letters addressed to the SEC stating that they agreed with the foregoing statements. Copies of the letters were filed as Exhibits 16.1 and 16.2 to the related Current Report on Form 8-K filed with the SEC on January 12, 2004. The Company also requested and received a follow-up letter from Grant Thornton following the completion of the audit, and such letter was filed as Exhibit 16.1 to a Current Report on Form 8-K filed with the SEC on March 23, 2004. In addition, the Company provided Grant Thornton and KPMG a copy of this proxy statement prior to its filing with the SEC.

PROPOSAL FOUR

STOCKHOLDER PROPOSAL

The Company has been notified that a stockholder intends to present the following proposal and related supporting statement for consideration at the Meeting. Promptly upon receiving an oral or written request from a stockholder of the Company, the Company will provide the name and address of the stockholder proponent as well as the number of shares of our Common Stock held by such proponent.

“RESOLVED, that stockholders of Countrywide Financial Corporation (“Countrywide”) urge the board of directors to adopt a policy that Countrywide stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Countrywide’s management, to approve the report of the Compensation Committee set forth in the proxy statement. The policy should provide that appropriate disclosures will be made to ensure that stockholders fully understand that the vote is advisory; will not affect any person’s compensation; and will not affect the approval of any compensation-related proposal submitted for a vote of stockholders at the same or any other meeting of stockholders.”

Supporting Statement From Stockholder Proponent

“In our view, senior executive compensation at Countrywide has been excessive in recent years. In 2004, CEO Angelo Mozilo received a salary of $2,466,667—well over the threshold for deductibility of non-performance-related compensation—and an annual bonus of $17,273,290. His bonus for 2003 was even larger, coming in at $19,890,455. In each of 2002, 2003 and 2004, Mr. Mozilo was awarded at least 1.4 million stock options; the options he received in 2004 had a present value on the grant date of $29,806,000.

“We believe that the current rules governing senior executive compensation do not give stockholders enough influence over pay practices. In the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors remuneration report.” Such a vote isn’t binding, but allows stockholders a clear voice which could help reduce excessive pay. U.S. stock exchange listing standards do require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing input on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

“Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are also broad and do not constrain compensation committees in setting performance targets for particular executives. Withholding votes from compensation committee members who are standing for reelection is a blunt instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

“Accordingly, we urge Countrywide’s board to allow stockholders to express their opinion about senior executive compensation practices by establishing an annual referendum process. The results of such a vote would, we think, provide Countrywide with useful information about whether stockholders view the company’s compensation practices, as reported each year in the Compensation Committee Report, to be in stockholders’ best interests.

“We urge stockholders to vote for this proposal.”

Board’s Recommendation

The Board of Directors recommend a vote AGAINST the above proposal as not in the best interests of our stockholders and opposes the proposal for the following reasons.

The Board of Directors recognizes that executive compensation is a high-profile issue in contemporary corporate governance debates. The Board believes that its Compensation Committee has a process for establishing executive compensation that is based on performance in alignment with stockholder value creation and which responsibly achieves the purpose of hiring and retaining the best executives in order to maintain the Company’s competitiveness.

As discussed more fully in “Compensation Committee Report on Executive Compensation,” the Compensation Committee believes that the Company’s compensation policies and programs effectively serve the interests of stockholders and the Company. The Compensation Committee also believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of the Company for the benefit of all stockholders.

An assessment of our Chief Executive Officer compensation in light of the Company’s performance supports the Board’ belief that it has implemented pay for performance. From the fiscal year ended February 28, 2001 through Fiscal 2005, the Company’s net earnings expanded at a compound annual growth rate of approximately 48%, from approximately $374 million to $2.5 billion. In the same period, total assets grew by a compound annual growth rate of 52% from $23 billion to $175.1 billion and earnings per diluted share increased by a compound annual growth rate of 40%, from $0.79 per diluted share to $4.11 per diluted share. In addition to these achievements, over the five-year period from December 29, 2000 through December 30, 2005, our stockholders would have received an 188% total return. These are all strong demonstrations that the work of the Compensation Committee has been in the stockholders’ best interests.

The Compensation Committee, based on input from its consultants and a review of competitive benchmark data, believes that the current structure is appropriately balanced and competitive to accomplish the crucial task of recruiting, retaining and motivating talented senior executives in the highly competitive financial services industry in which the Company competes. Absolute levels of executive compensation are higher at financial services firms than in many other industries because of unique competitive pressures. In the financial services industry generally, human capital is the primary driver of profitability and competitive advantage. This competitive environment must be taken into account in determining executive compensation.

The stockholder proponent urges adoption of the proposal based on the fact that the practice is required for all U.K. companies, but we understand that the proponent has introduced the proposal at only five U.S. companies, including the Company. We are not aware of any U.S. company that has adopted this practice on its own initiative. Therefore, the proposal would subject the Company to an advisory vote requirement without any assurance that the compensation committees of other American public companies, particularly the Company’s industry peers, would be subject to similar stockholder scrutiny. We are concerned that adopting this practice alone could put the Company at a competitive disadvantage and negatively affect stockholder value by creating the impression among our senior executives that our compensation opportunities may be limited or negatively affected by this practice when compared with opportunities at our competitors.

The Board always exercises great care and discipline in determining and disclosing executive compensation. We do not believe the advisory vote called for by the stockholder proponent will enhance our governance practices or improve communication with stockholders, nor is it in the best interests of our stockholders. Indeed, it may very well constrain the Compensation Committee’s efforts to recruit and retain exceptional senior executives to focus on the Company’s long-term performance and results.

The Board therefore recommends that the stockholders vote AGAINST this proposal.

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Common Stock represented, in person or by proxy, and entitled to vote on the matter at this Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to report their ownership of and transactions in the Common Stock to the SEC and the NYSE. Copies of these Section 16 reports are also required to be supplied to the Company and such reports are available at our website at www.countrywide.com. Specific dates for filing these Section 16 reports have been established by the SEC, and the Company is required to report in this proxy statement any failures of its directors and executive officers to file by the relevant due date any of these reports during Fiscal 2005.

Based solely on its review of the copies of the Section 16 reports received by it, the Company believes that all such filing requirements were satisfied, except as described below.

Robert T. Parry did not timely report on Form 4 a transaction relating to his purchase of 1,000 shares of Common Stock at a price per share of $32.02 on March 28, 2005. Mr. Parry subsequently reported this transaction on a Form 4 filed on April 22, 2005.

Laura K. Milleman did not timely report on Form 4 the transactions involving Common Stock as follows: the purchase of 19 shares at a price per share of $30.55 on March 23, 2004; the purchase of 41 shares at a price per share of $30.55 on March 24, 2004; the purchase of 38 shares at a price per share of $30.40 on May 19, 2004; the purchase of 16 shares at a price per share of $35.72 on June 18, 2004; the purchase of 40 shares at a price per share of $35.13 on July 7, 2004; the purchase of 6 shares at a price per share of $36.10 on July 23, 2004; the sale of 40 shares at a price per share of $37.26 on January 19, 2005; the sale of 10 shares at a price per share of $34.79 on March 1, 2005; the sale of 9 shares at a price per share of $33.80 on March 9, 2005; and the purchase of 45 shares at a price per share of $38.80 on June 9, 2005. Ms. Milleman subsequently reported these transactions on a Form 4 and Form 5 filed on September 28, 2005.

For Messrs. Mozilo, Kurland, Sambol and Kripalani and Ms. McCallion, the Company did not timely report transactions in which the Company withheld shares of restricted stock upon vesting to pay for related taxes. Such transactions were as follows: for Mr. Mozilo, the withholding of 36,600 shares on February 28, 2006; for Mr. Kurland, the withholding of 4,649 shares on March 20, 2006, the withholding of 6,000 shares on March 19, 2005 and the withholding of 4,686 shares on March 19, 2004; for Mr. Sambol, the withholding of 4,000 shares on March 20, 2006, the withholding of 4,001 shares on March 19, 2005 and the withholding of 3,123 shares on March 19, 2004; for Mr. Kripalani, the withholding of 2,182 shares on March 20, 2006, the withholding of 2,181 shares on March 19, 2005 and the withholding of 1,311 shares on October 31, 2005; and for Ms. McCallion, the withholding of 723 shares on April 1, 2006. All of such executive officers subsequently reported these transactions on a Form 4 filed on April 17, 2006.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K for Fiscal 2005, which contains the consolidated financial statements of the Company for Fiscal 2005, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K for Fiscal 2005, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Countrywide Financial Corporation, 4500 Park Granada, MS CH-19, Calabasas, California 91302-1613, or by calling (818) 225-3550. The Company’s Form 10-K is also available online at the Company’s website, www.countrywide.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 Annual Meeting of Stockholders must be received by the Company no later than December 30, 2006. Any other proposal that a stockholder wishes to bring before the 2007 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 30, 2006. All proposals must comply with the applicable requirements or conditions established by the SEC and Article II, Section 13 of the Company’s Bylaws, which requires, among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Company’s Secretary at 4500 Park Granada, MS CH-11B, Calabasas, California 91302. The persons designated as proxies by the Company in connection with the 2007 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report on Executive Compensation,” “Audit and Ethics Committee Report,” to the extent permitted by the rules of the SEC, and “Performance Graph,” as well as Appendices A, B and C to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS

The Board knows of no matters other than those listed in the attached Notice of 2006 Annual Meeting that are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors,

SUSAN E. BOW
Secretary
April 28, 2006

APPENDIX A

COUNTRYWIDE FINANCIAL CORPORATION

CATEGORICAL BOARD INDEPENDENCE STANDARDS

As required by the listing standards of the New York Stock Exchange (“NYSE”), a majority of the Directors serving on the Board are to be independent from management. A Director may not be considered independent if the Director does not meet the criteria for independence established by the NYSE and applicable law. At least annually (or more frequently, if warranted by the circumstances), the Board shall affirmatively determine whether each Director qualifies as independent. In addition to reviewing each Director’s compliance with the specific independence tests set forth in the rules of the NYSE, the Board has established the following categorical standards to assist it in making independence determinations:

1.     Business Relationships.   All payments by the Company to an entity with which a Director (or a family member) is affiliated for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a Director’s independence:

(a)          if a Director (or a family member) is affiliated with an entity that does business with the Company and the annual sales to, or purchases from, the Company during each of the current fiscal year and each of such entity’s three preceding fiscal years are less than the greater of $200,000 or two percent (2%) of either such entity’s gross annual revenues or the Company’s gross annual revenues,

(b)         if a Director is a partner of or of counsel to a law firm, the Director (or a family member) does not personally perform any legal services for the Company, and the fees paid to the firm by the Company during each of the current fiscal year and each of such firm’s three preceding fiscal years do not exceed the greater of $200,000 or two percent (2%) of either such firm’s gross annual revenues or the Company’s gross annual revenues, and

(c)          if a Director is a partner, officer or employee of an investment bank or consulting firm, the Director (or a family member) does not personally perform any investment banking or consulting services for the Company, and the fees paid to the firm by the Company during each of the current fiscal year and each of such firm’s three preceding fiscal years do not exceed the greater of $200,000 or two percent (2%) of either such firm’s gross annual revenues or the Company’s gross annual revenues.

2.     Banking Relationships.   A Director will not fail to be independent from management solely as a result of lending relationships, deposit relationships or other banking relationships (including, without limitation, trust department, investment and insurance relationships) between the Company, on the one hand, and the Director (or a family member) or an entity with which the Director (or a family member) is affiliated, on the other hand, provided that:

(a)   such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties,

(b)   with respect to extensions of credit by the Company to the Director, his or her family member or such entity,

(i)    such extensions of credit are made in compliance with applicable laws and regulations, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934,

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(ii)   no event of default has occurred with respect to any of such extensions of credit,

(iii)  none of such extensions of credit is categorized as “classified” by the Company or any regulatory authority that supervises the Company and

(iv)  if any of such extensions of credit was terminated in the Company’s ordinary course of business, that action would not reasonably be expected to have a material adverse effect on the Director, his or her family member of the affiliated entity, as applicable, and

(c)   such banking relationship does not involve the payment or receipt of interest and other fees that exceed any of the threshold amounts specified in Section 1.

3.     Relationships with Not-for-Profit Entities.   A Director’s independence will not be considered impaired solely for the reason that the Director or a family member is an officer, director or trustee of a foundation, university or other not-for-profit organization that receives from the Company during the current fiscal year or any of the prior three fiscal years, contributions in an amount not exceeding the greater of $200,000 or two percent (2%) of the not-for-profit organization’s aggregate annual charitable receipts during the entity’s fiscal year.

For purposes of these standards, the “Company” shall mean Countrywide Financial Corporation and its direct and indirect consolidated subsidiaries, and “family member” of a Director shall include (1) the Director’s spouse, parents, children and siblings, whether by blood, marriage or adoption (including the Director’s mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law) and anyone who shares or resides in the Director’s home and (2) anyone else included in the definitions of “immediate family member” (as defined in the NYSE’s independence rules), as may be amended from time to time. A person will be considered to be “affiliated” with an entity if the person, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

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APPENDIX B

COUNTRYWIDE FINANCIAL CORPORATION

AUDIT AND ETHICS COMMITTEE CHARTER

(as amended and restated on September 27, 2005)

Purpose

The purpose of the Audit and Ethics Committee (the “Committee”) of Countrywide Financial Corporation (the “Company”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities to oversee:

•       the integrity of the Company’s financial statements and the financial and other information reporting processes of the Company;

•       the Company’s compliance with legal and regulatory requirements;

•       the independent auditor’s selection, qualifications, performance and independence;

•       the Company’s internal audit function and the performance thereof, and the Company’s system of internal controls;

•       the Company’s Code of Business Ethics; and

•       the Company’s audit, ethics and accounting processes generally.

The Committee shall prepare the Audit and Ethics Committee Report for inclusion in the annual stockholders’ meeting proxy statement.

Organization

The members of the Committee shall be appointed by the Board and each shall:

•       be independent as determined by the Board within the meaning of applicable law and stock exchange listing standards and rules and any independence standards adopted by the Board;

•       satisfy all applicable financial literacy requirements contained in applicable stock exchange listing standards as determined by the Board; and

•       not have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three fiscal years.

Further, at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” (as such term is defined in rules promulgated by the Securities and Exchange Commission) as determined by the Board. The Committee shall be comprised of at least three members. Committee members may be removed by the Board.

The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall annually evaluate the Committee’s own performance. The Committee shall make regular reports to the Board.

The Committee has the power to determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by the Company.

Meetings

The Committee shall meet at least quarterly. The Committee shall meet periodically in separate executive sessions, including separate executive sessions with management (including, subject to availability, the Chief Financial Officer, Managing Director, Finance, Chief Accounting Officer, Chief Legal Officer and Managing Director, Enterprise Risk Assessment), the internal auditors and the independent auditor and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any Company officer or employee or outside counsel or consultants or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Advisors

The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from the Company.

Delegation

The Committee may delegate any of its responsibilities that do not, under applicable law, rules, regulations or stock exchange listing standards, require approval of the Committee as a whole, to a subcommittee comprised of one or more members of the Committee or to one or more members of management.

Duties and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor, subject to any exceptions under applicable laws or stock exchange listing standards. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor.

While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

The Committee, to the extent it deems necessary or appropriate, shall perform the duties and responsibilities set forth below. The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

Financial Statement and Disclosure Matters

1.                Annual Financial Statements.   The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.                Quarterly Financial Statements.   The Committee shall review and discuss with management and the independent auditor the Company’s unaudited quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements in accordance with applicable standards.

3.                Financial Reporting Issues.   The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.                Internal Controls.   The Committee shall review and discuss with management and the independent auditor any major issues as to the adequacy and effectiveness of the Company’s internal controls and the Company’s disclosure controls and procedures, including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management. The Committee shall also review and discuss with management and the independent auditor any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.                Report on Internal Controls.   The Committee shall review and discuss with management and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.                Quarterly Report by Independent Auditor.   The Committee shall review and discuss quarterly reports from the independent auditors on:

(a)    all critical accounting policies and practices to be used;

(b)          all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)           other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.                Earnings Releases and Other Financial Information.   The Committee shall discuss the Company’s earnings press releases with management prior to the issuance of such releases, including the use of “pro forma” or “adjusted” non-GAAP information in such releases. The Committee shall also discuss with management the financial information and earnings guidance to be provided externally, including to analysts and rating agencies. Such discussion may be done generally such as discussing the types of information to be disclosed and the types of presentations to be made.

8.                Regulatory and Accounting Initiatives.   The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

9.                Risk Management.   The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and liabilities, including the Company’s risk management policies.

10.         Risk Assessment.   The Committee shall discuss with management the Company’s major risk exposures and the systems management utilizes to assess, monitor and control such exposures through the enterprise, including the Company’s risk assessment policies.

11.         SAS-61 Discussion.   The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

12.         Certification Process.   The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

13.         Lead Partner Evaluation.   The Committee shall review and evaluate the lead partner of the independent auditor team.

14.         Independent Auditor Report.   The Committee shall obtain and review a report from the independent auditor at least annually regarding (a) all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) the independent auditor’s internal quality-control procedures, (c) any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (d) any steps taken to deal with such issues.

15.         Evaluation of Independent Auditor.   The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

16.         Audit Partner Rotation.   The Committee shall ensure the rotation of the audit partners as required by law.

17.         Hiring Policy.   The Committee shall approve policies for the Company’s hiring of employees or former employees of the independent auditor.

18.         Audit Problems.   The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

19.         National Office Consultation.   The Committee shall discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

20.         Audit Planning.   The Committee shall meet with the independent auditor prior to the audit to discuss the planned scope and staffing of the audit.

Oversight of the Company’s Internal Audit and Control Function

21.         Review of Executives.   The Committee shall review the appointment and replacement of the Managing Director, Enterprise Risk Assessment and, if different, the Internal Audit Executive.

22.         Internal Audit Reports.   The Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses.

23.         Internal Audit Department.   At least once each year, the Committee shall review (a) the internal audit department responsibilities, budget and staffing (b) the scope of the internal audit program and any changes thereto, (c) the risk assessment methodology proposed by the internal audit department, (d) the results of the internal audit program and (e) any procedures for implementing accepted recommendations made by the independent auditor. Periodically, the Committee shall review the internal audit department’s adherence to the audit plan.

24.         Regulatory Exams.   The Committee shall (a) review the results of all significant examinations conducted by any regulator of the Company or any of its subsidiaries, including, without limitation, the Federal Reserve Bank and the Office of the Comptroller of the Currency, and (b) discuss with management the Company’s plans to address any significant findings resulting from any such examinations.

25.         Regulatory Correspondence and Reports.   The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Other Oversight Responsibilities

26.         Section 10A.   The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act has not been implicated.

27.         Ethics Program.   The Committee shall review the Company’s ethics program, including the Company’s Code of Business Ethics.

28.         Complaint Procedures.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

29.         Legal Review.   The Committee shall discuss with the Chief Legal Officer legal matters that may have a material impact on the financial statements or the Company’s internal controls.

30.         Investigations.   The Committee shall direct, when the Committee deems it necessary or appropriate, the Legal Department’s, the Internal Audit Department’s, the independent auditors’ or special counsels’ investigation of special areas of concern.

31.         Related-Party Transactions.   The Committee shall review and approve all related-party transactions that are required to be disclosed in the Company’s periodic reports pursuant to Item 404 of Regulation S-K or in the notes to the Company’s financial statements by generally accepted accounting principles.

32.         Affiliated Transactions.   In consultation with the Company’s Chief Legal Officer or such person’s designee, the Committee shall review all affiliated transactions subject to Section 23A or 23B of the Federal Reserve Act and Regulation W promulgated thereunder.

APPENDIX C

COUNTRYWIDE FINANCIAL CORPORATION

2006 EQUITY INCENTIVE PLAN

Article 1. GENERAL

Section 1.1

Purpose, Effective Date and Term.   The purpose of this COUNTRYWIDE FINANCIAL CORPORATION 2006 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the long-term financial success of COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (the “Company”) and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is February 22, 2006, subject to approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2

Administration.   The authority to control and manage the operation of the Plan shall be vested in a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3

Participation.   Each employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4

Definitions.   Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2. AWARDS

Section 2.1

General.   Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.8, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a)    Stock Options.   A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISO’s may be: (i) granted after the ten-year anniversary of the earlier of the Effective Date or stockholder approval of the Plan; or (ii) granted to a non-employee. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b)   Stock Appreciation Rights.   A stock appreciation right (an “SAR”) is a right to receive, in cash Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(c)    Stock Awards.   A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.

(d)   Cash Incentive Awards.   A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2

Exercise of Options and SARs.   An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than five years after the date of its grant. The “Exercise Price” of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant in the case of a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or service provider of an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

Section 2.3

Performance-Based Compensation.   Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

(a)    Performance Measures.   Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expenses, underwriting and administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.

(b)   Partial Achievement.   The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)    Extraordinary Items.   In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)   Adjustments.   Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4

Restrictions on Stock Awards.   If the right to become vested in a stock award is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of service for full vesting shall not be less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement, or involuntary termination or due to a Change in Control); provided however, that the required period of service for full vesting with respect to stock awards granted to Directors shall not be less than one (1) year (subject to acceleration in such similar events as applied to employee Participants or becoming a Director Emeritus).

Section 2.5

Dividends and Dividend Equivalents.   Any award under the Plan, including any option or SAR, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award.

Section 2.6

Non-U.S. Awards.   The Committee may grant awards, in its sole discretion, to employees and Directors of the Company and its Subsidiaries who are residing in jurisdictions outside the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides or jurisdictions which would apply its laws to the receipt of such awards. The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2.6 of the Plan to one or more officers of the Company.

Section 2.7

Deferred Compensation.   If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.7 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8

Repricing of Awards.   Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

Section 2.9

Forfeiture of Awards.   Unless specifically provided to the contrary in an Award Agreement, upon notification of termination of employment for Cause, in the case of employees, and termination of service for Cause, in the case of non-employee Directors, any outstanding award held by such employee or non-employee Director shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.

Article 3. SHARES SUBJECT TO PLAN

Section 3.1

Available Shares.   The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2

Share Limitations.

(a)    Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to twenty-two million (22,000,000) shares of Stock (all of which may be granted as ISOs). The maximum number of shares of Stock that may be issued in conjunction with awards other than options and SARs shall be eleven million (11,000,000) (counted in conjunction with similar stock awards granted under all other Company stock plans). The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)   Reuse of Shares.   To the extent any shares of Stock covered by an award (including stock awards), under the Plan, are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited, canceled, or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. SARs which are settled in Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of net shares issued upon settlement of the SAR.

Section 3.3

Limitations on Grants to Individuals.

(a)    Options and SARs.   The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be six million (6,000,000). For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3(a).

(b)   Stock Awards.   The maximum number of shares of Stock that may be subject to stock awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be three million (3,000,000).

(c)    Cash Incentive Awards and Stock Awards Settled in Cash.   The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under Section 2.1(d) or cash-settled stock awards under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be eight million dollars ($8,000,000).

(d)   Director Fees.   The maximum number of shares of Stock that may be covered by awards granted to any one individual non-employee Director pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) shall be seventy-five thousand (75,000) shares during any calendar year and the maximum number of shares that may be covered by awards granted to any one individual non-employee Director pursuant to Section 2.1(c) (relating to stock awards) shall be forty-five thousand (45,000) shares during any calendar year. The foregoing limitations shall not apply to cash-based Director fees that the non-employee Director elects to receive in the form of Stock or stock awards equal in value to the cash-based Director fee or with respect to enticement awards made to new Directors.

(e)    Dividend, Dividend Equivalents and Earnings.   For purposes of determining whether an award is intended to be qualified as performance-based compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award; and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(f)    Partial Performance.   Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4

Corporate Transactions.   In the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan, the number of shares reserved for issuance under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be no less than the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

Section 3.5

Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)   Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Article 4. CHANGE IN CONTROL

Section 4.1

Consequence of a Change in Control.   Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the in terms of any Award Agreement:

(a)    At the time of a Change in Control, all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR).

(b)   At the time of a Change in Control, all stock awards described in Section 2.1(c) or cash incentive awards described in Section 2.1(d) shall be fully earned and vested immediately upon the Change in Control.

Section 4.2

Definition of Change in Control.   For purposes of the Plan, unless otherwise provided in an Award Agreement, the term “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(a)    An acquisition (other than directly from the Company) of any Stock or other “Voting Securities” (as hereinafter defined) of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a “Change in Control” has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Plan, (i) “Voting Securities” shall mean the Company’s outstanding voting securities entitled to vote generally in the election of Directors and (ii) a “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other person of which a majority of its voting power or its voting equity securities or equity interests are owned directly, or indirectly, by the Company (for purposes of this definition a “Subsidiary”), (B) the Company or any of its Subsidiaries, or (C) any person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)   During any period of twenty four (24) consecutive months, the individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders of any new Director was approved by a vote of at least two-thirds of the Incumbent Board, such new Director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)    The consummation of:

(i)             A merger, consolidation or reorganization, involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)   the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)   the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

(C)   no Person other than (w) the Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five (25%) or more of the then outstanding Voting Securities or Stock of the Company, has Beneficial Ownership of twenty-five (25%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities or its common stock;

(ii)         A complete liquidation or dissolution of the Company; or

(iii)     The sale or other disposition of all or substantially all of the assets of Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

In the event that an award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such award is to be triggered by a Change in Control, the foregoing definition of Change in Control shall be utilized to the maximum extent permitted under Code Section 409A, and it shall be modified only as necessary to conform to the requirements of Code Section 409A as in effect at the time of such transaction.

Article 5. COMMITTEE

Section 5.1

Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board and may be comprised of two (2) or more members of the Board, each of whom are both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2

Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:

(a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s, and its Subsidiaries’, employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b)   To the extent that the Committee determines that the restrictions imposed by the Plan or an Award Agreement preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, the Committee will have the authority and discretion to unilaterally modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)   The Committee will have the authority to define terms not otherwise defined herein.

(e)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

Section 5.3

Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4

Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Article 6. AMENDMENT AND TERMINATION

Section 6.1

General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2

Amendment to Conform to Law.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any award granted under this Plan without further consideration or action.

Article 7.  GENERAL TERMS

Section 7.1

No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)   No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2

Transferability.   Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the plan; provided however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided further, that such transfers are not made for consideration to the Participant.

Section 7.3

Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4

Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5

Award Agreement.   Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6

Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7

Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8

Tax Withholding.   All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied:  (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 7.9

Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10

Successors.   All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11

Indemnification.   To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12

No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13

Governing Law.   The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14

Benefits Under Other Plans.   Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15

Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16

Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)    in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received; provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

Article 8.  DEFINED TERMS; CONSTRUCTION

Section 8.1

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)   “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(c)    “Board” means the Board of Directors of the Company.

(d)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any officer of the Company or Subsidiary, commission of any act of moral turpitude or conviction of a felony.

(e)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h)   “Committee” means the Committee acting under Article 5.

(i)    “Director” means a member of the board of directors of the Company or a Subsidiary.

(j)     “Disability” or “Disabled” means that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees.

(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)    “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(m)  “Fair Market Value” shall, on any date mean the average of the high and low sales prices of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading, or if such shares are not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422.

(n)   “ISO” has the meaning ascribed to it in Section 2.1(a).

(o)   “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(p)   “Retirement” means the attainment of “Early Retirement Age” or “Normal Retirement Age” as these terms are defined in the Countrywide Financial Corporation Defined Benefit Pension Plan, or its successor plan, as may be in effect from time to time, or in the absence of such definition, as last defined in such plan.

(q)   “Securities Act” means the Securities Act of 1933, as amended from time to time.

(r)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors) the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)    The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)   The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)  If, as a result of a sale or other transaction, the Subsidiary for whom Participant  is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)  A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(v)    Notwithstanding the forgoing, in the event that any Award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

(s)    “SAR” has the meaning ascribed to it in Section 2.1(b).

(t)    “Stock” means the common stock of the Company, $0.05 par value per share.

(u)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) of the Code and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the

Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(v)    “Voting Securities” means any securities which ordinarily possess the power to vote in the election of Directors without the happening of any pre-condition or contingency.

Section 8.2

In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    indications of time of day mean Calabasas, California time;

(f)    “including” means “including, but not limited to”;

(g)    all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall  not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)     any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)   all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

COUNTRYWIDE FINANCIAL CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, JUNE 14, 2006

The undersigned hereby appoints Angelo R. Mozilo and Stanford L. Kurland, or either of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote, in accordance with the specifications made on the reverse side, all of the shares of common stock of Countrywide Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the Learning Center Auditorium of the Company’s corporate headquarters located at 4500 Park Granada, Calabasas, California 91302 on Wednesday, June 14, 2006, at 10:00 a.m., Pacific Time, and any adjournment or adjournments thereof.

Receipt of copies of the 2005 Annual Report to Stockholders, the Notice of the 2006 Annual Meeting of Stockholders and the Proxy Statement dated April 28, 2006 is hereby acknowledged.

(Continued and to be dated and signed on the reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

COUNTRYWIDE FINANCIAL CORPORATION

Wednesday, June 14, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the postage-paid envelope provided as soon as possible. - OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR - INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date or, in case of participants in the Plan (as defined below), June 9, 2006.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE

Unmarked proxies shall be voted FOR Proposals 1-3 and AGAINST Proposal 4 unless specified to the contrary.				FOR	AGAINST	ABSTAIN

1. Election of four (4) Class I Directors:			2.	To approve the adoption of the Company’s 2006 Equity Incentive Plan.

		NOMINEES:
	FOR ALL NOMINEES	Kathleen Brown	3.	To ratify the appointment of KPMG LLP as independent
		Jeffrey M. Cunningham		registered public accounting firm for the fiscal year ending December 31, 2006.
	WITHHOLD AUTHORITY FOR ALL NOMINEES	Martin R. Melone
		Robert T. Parry	4.	To consider a stockholder proposal, if properly presented,
	FOR ALL EXCEPT (See instructions below)			urging our Board of Directors to adopt a policy that our stockholders be given an opportunity to annually approve
				the report of our Compensation Committee.

			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

If you are a participant in the Countrywide Financial Corporation 401(k) Savings and Investment Plan (the “Plan”) and some of your account under the Plan is invested in the Countrywide Stock Fund(s), this card also serves to direct Fidelity Management Trust Company as trustee of the Plan to vote with respect to shares attributable to such investment. If you do not date, sign and return this card so that it is received by June 9, 2006, the shares attributable to your account under the Plan will not be voted.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

			TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

				I PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder		Date:	Signature of Stockholder		Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.